As filed with the Securities and Exchange Commission on January 9, 2009
     Registration No. 333-152652

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 3
TO
FORM S-1
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

LIBERATOR MEDICAL HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

NEVADA	5999	87-0267292
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
Liberator Medical Holdings, Inc.
2979 SE Gran Park Way
Stuart, Florida 34997
(772) 287-2414
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Mark A. Libratore, President
Liberator Medical Holdings, Inc.
2979 SE Gran Park Way
Stuart, Florida 34997
Telephone: (772) 287-2414
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:
Steven E. Siesser, Esq.
Lowenstein Sandler PC
1251 Avenue of the Americas
New York, NY 10020
Telephone: (212) 262-6700
     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities act of 1933, check the following box. ☑
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Preliminary Prospectus	Subject to completion, dated January 9, 2009
LIBERATOR MEDICAL HOLDINGS, INC.
4,862,252 Shares
Common Stock
          This prospectus relates to 4,862,252 shares of common stock of Liberator Medical Holdings, Inc. for the sale from time to time by a holder of our securities, or by its pledgees, assignees and other successors-in-interest. Of these shares, (i) 487,252 shares are issuable upon conversion of an outstanding convertible note held by the selling securityholder and (ii) 4,375,000 shares are issuable upon exercise of an outstanding warrant held by the selling securityholder. We will not receive any proceeds from the sales of the shares of common stock by the selling securityholder. We will not receive any proceeds from the conversion of the convertible note, but will receive the proceeds of any cash exercise of the warrant.
          The distribution of securities offered hereby may be effected in one or more transactions that may take place on the Pink Sheets, including ordinary brokers’ transactions, privately negotiated transactions or through sales to one or more dealers for resale of such securities as principals, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Usual and customary or specifically negotiated brokerage fees or commissions may be paid by the selling securityholder.
          The prices at which the selling securityholder may sell the shares in this offering will be determined by the prevailing market price for the shares or in negotiated transactions. Our common stock is traded on the Pink Sheets under the symbol “LBMH.” On January 8, 2009, the last reported sales price for our common stock on the Pink Sheets was $0.60 per share.
          These securities involve a high degree of risk. See “Risk Factors” beginning on page 6 of this prospectus for factors you should consider before buying shares of our common stock.
          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities, or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is                     , 2009.

This prospectus contains service marks, trademarks and tradenames of Liberator Medical Holdings, Inc.

-i-

PROSPECTUS SUMMARY
          This summary highlights selected information appearing elsewhere in this prospectus and may not contain all the information that is important to you. This prospectus includes information about the securities being offered as well as information regarding our business. You should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, including the section entitled “Risk Factors” beginning on page 6 and our financial statements and related notes. Unless the context otherwise requires, all references to “we,” “us,” “our company,” or “the company” in this prospectus refer collectively to Liberator Medical Holdings, Inc., a Nevada corporation and its subsidiaries.
Overview
          Liberator Medical Supply, Inc., our wholly owned subsidiary, is a federally licensed, direct-to-consumer, provider of Medicare Part B Benefits focused on providing medical supplies in a retail environment, and via the internet in the United States. Liberator Medical Supply distributes a full range of medical products which address the healthcare needs of our customers.
          We market our products directly to consumers primarily through targeted media and direct-response television advertising. Our customer service representatives are specifically trained to communicate with Medicare-eligible beneficiaries. Our operating platforms enable us to collect and process required documents from physicians and customers, bill and collect amounts due from Medicare and/or other government agencies and/or third party payors and/or customers.
          We completed the acquisition of our operating company, Liberator Medical Supply, on June 22, 2007. The acquisition was accounted for as a reverse merger in which, for accounting purposes, Liberator Medical Supply was treated as the acquiring company. The acquisition was deemed a recapitalization of our company, which was, prior to the acquisition of Liberator Medical Supply, an inactive public shell. Accordingly, the financial statements presented, and the discussion which follows, represent the historical financial statements and operating history of Liberator Medical Supply.
Recent Developments
          May 2008 Private Placement
          On May 22, 2008, we closed a private placement of a convertible note and a warrant to purchase an aggregate of 8,750,000 shares of our common stock for gross proceeds of $3.5 million to a single institutional investor, Millennium Partners, L.P., pursuant to a securities purchase agreement, dated as of May 22, 2008, by and among us, Liberator Medical Supply and Millennium Partners, L.P. We are required to use the funds from the private placement to increase our advertising and sales efforts and any resulting increase in general and administrative expenses.
          The note is convertible into shares of our common stock at an initial conversion price of $0.80 per share, subject to adjustment, and matures on May 22, 2010. The note is a senior unsecured obligation and accrues interest at the rate of 3% per annum, paid semi-annually on each November 15 and May 15. The note is unconditionally guaranteed by Liberator Medical Supply. The warrant has a term of five years and is exercisable for up to 4,375,000 shares of our common stock at an initial exercise price $1.00 per share, subject to adjustment. The note and the warrants contain standard anti-dilution protection, included “weighted average” anti-dilution provisions. We also issued a warrant to the placement agent in connection with our private placement exercisable for up to 350,000 shares of our common stock on terms substantially similar to the warrant issued to Millennium Partners, L.P. in the private placement.
          October 2008 Private Placement
          On October 17, 2008, we closed a private placement consisting of convertible notes and warrants for gross proceeds of $2.5 million with Millennium Partners, L.P. pursuant to a securities purchase agreement, dated as of October 17, 2008, among us, our wholly-owned operating subsidiary, Liberator Medical Supply, Inc., and our wholly-owned indirect subsidiary, Liberator Health and Education Services, Inc., as guarantors, and Millennium Partners, L.P. We are required to use the funds from the private placement to increase our advertising and sales efforts and any resulting increase in general and administrative expenses.
          The notes are convertible into shares of our common stock at an initial conversion price of $0.75 per share, subject to adjustment, and mature on October 17, 2010. The notes are senior unsecured obligations of ours and accrue interest at the rate of 3% per annum, paid semi-annually on each October 15 and April 15. The notes are unconditionally guaranteed by Liberator Medical Supply, Inc. and Liberator Health and Education Services, Inc. The warrants have a term of three years and are exercisable for up to 1,166,667 shares of our common stock at an initial exercise price of $1.25 per share, subject to adjustment. The note and the warrants contain standard anti-dilution protection, included “weighted average” anti-dilution provisions. We also issued a warrant to the placement agent exercisable for up to 266,667 shares of our common stock on terms substantially similar to the warrant issued to Millennium Partners, L.P. in the private placement.
          On October 17, 2008, both Millennium Partners, L.P. and the placement agent for the private placement of notes and warrants issued to Millennium Partners, L.P. on May 22, 2008, executed letter agreements pursuant to which (i) they agreed to (a) waive any rights to anti-dilution adjustments they had under such securities in connection with the issuance and conversion or exercise, as applicable, of the securities issued in the private placement completed in October 2008, and (b) amend the warrants they received in May 2008 to delete the provision which provided the investor with the right to receive the cash value of any unexercised warrants in the event we completed certain fundamental transactions, and (ii) Millennium Partners, L.P. agreed to certain amendments to the note issued to it in May 2008, including amendments to the events of default under such note and a requirement for Liberator Health and Education Services, Inc. to deliver an unconditional guaranty of our obligations under such note.
          Registration Rights Relating to May 2008 and October 2008 Private Placements
          In connection with the private placement we completed in May 2008, we entered into a registration rights agreement with Millennium Partners, L.P., pursuant to which we agreed to file a registration statement with the Securities and Exchange Commission, or the SEC, covering the shares issuable upon conversion of the note and upon exercise of the warrant issued to Millennium Partners, L.P. in the private placement by July 30, 2008. Pursuant to the registration rights agreement, we agreed to use commercially reasonable efforts to cause the registration statement to be declared effective within 60 days (or 90 days upon receipt of comments from the SEC after the filing of such registration statement) after July 30, 2008, subject to our right to delay such obligations under certain circumstances. We also agreed to keep the registration statement continuously effective until the earliest to occur of (i) when all the note and warrant and the shares underlying the note and warrant may be sold or transferred pursuant to Rule 144 under the Securities Act of 1933, as amended, within a three-month period, (ii) when all of shares covered by the registration statement have sold in accordance with the registration statement or (iii) when all of the note and warrant and shares underlying the note and warrant have ceased to be outstanding.
          In connection with the private placement we completed in October 2008, we entered into a registration rights letter agreement with Millennium Partners, L.P., pursuant to which we agreed, among other things, that only 4,375,000 shares underlying the warrant issued to Millennium Partners, L.P. in May 2008 and 487,252 shares underlying the note issued to Millennium Partners, L.P. in May 2008 would be subject to the registration statement of which this prospectus forms a part. Pursuant to the registration rights letter agreement, we are required to register the remaining 3,887,748 shares underlying the note issued to Millennium Partners, L.P. in May 2008 and the 1,166,667 shares underlying the warrant issued to Millennium Partners, L.P. in October 2008 as promptly as practical after the staff of the SEC permits the filing with the SEC of a new registration statement with respect to such securities. Until either May 22, 2010 or all of the shares underlying the note issued in May 2008 are registered for resale under the Securities Act, whichever occurs first, we are prohibited from filing with the SEC any registration statement (other than any registration statements on Forms S-4 or S-8 or another form not available for registering the shares underlying such note for resale to the public) unless we attempt to include in such registration statement the maximum number of shares underlying the note issued to Millennium Partners, L.P. in May 2008 not registered previously with the SEC that are permitted by the SEC.
          This prospectus forms a part of the registration statement which relates to the registration of 4,375,000 shares underlying the warrant issued to Millennium Partners, L.P. in May 2008 and 487,252 shares underlying the note issued to Millennium Partners, L.P. in May 2008. We will incur customary penalties if the registration statement of which this prospectus forms a part is not declared effective by the SEC on or before February 2, 2009 (which date has been extended by the parties from time to time), but will not incur any penalties for the failure to register with the SEC the remaining 3,887,748 shares underlying the note issued to Millennium Partners in May 2008 or the 1,166,667 shares underlying the warrant issued to Millennium Partners in October 2008.
Corporate History — Merger Transaction(s)
          We were organized in December 1906 in the State of Utah under the name “Cardiff Mining & Milling Company”. During the 60’s we changed our name to “Cardiff Industries, Inc.” and sold our mining operations. During the next decade we focused operations in the television and radio industry. Consequently in 1980, we changed our name to “Cardiff Communications, Inc.” In addition, we changed our domicile to the state of Nevada which was effective in 1999, and filed with the Secretary of State Nevada, in 2001. In June 2007, our name was changed to “Liberator Medical Holdings, Inc.” We have had no operations in the last 10 years. On June 22, 2007, we completed the acquisition of Liberator Medical Supply, Inc., a Florida corporation, located in Stuart, Florida. The acquisition was consummated pursuant to an agreement entered into as of June 18, 2007, whereby we agreed to merge our newly-created, wholly-owned subsidiary, Cardiff Merger, Inc., a Florida corporation, with and into Liberator Medical Supply, with Liberator Medical Supply being the surviving entity as our wholly-owned subsidiary. Under the terms of the merger agreement, we issued 25,447,956 restricted shares of our common stock to the stockholders of Liberator Medical Supply. We also agreed to issue to the then current holders of Liberator Medical Supply options and warrants exercisable to purchase restricted shares of our common stock on terms and conditions equivalent to the existing terms and conditions of the respective Liberator Medical Supply options and/or warrants. Also, we added Liberator Medical Supply’s President and Chief Executive Officer, Mark A. Libratore, to our board of directors and appointed him our President and Chief Executive Officer. As a condition of the merger agreement, our former President, Rubin Rodriguez, returned 9,990,000 shares of common stock to us for cancellation and, at closing of the acquisition, we issued 2,713,680 shares of common stock in exchange for debt. These 2,713,680 shares were issued without restrictive legend, pursuant to Rule 144(k). Accordingly, upon completion of the acquisition, we had 28,411,135 shares of common stock issued and outstanding.
          Throughout this prospectus we use the terms “we,” “our company,” and “us” to refer to Liberator Medical Holdings, Inc., and its consolidated subsidiaries and affiliates, including Liberator Medical Supply, Inc. (which is sometimes called “Liberator Medical Supply”), and Liberator Health and Education Services, Inc. (which is sometimes called “Liberator Health and Education Services”).
Principal Executive Offices
          Our executive offices are located at 2979 SE Gran Park Way, Stuart, Florida 34997. Our telephone number is (772) 287-2414 and our internet address is www.liberatormedical.com.

The Offering

Common Stock Offered by Selling Securityholder (1):	4,862,252 shares

Common Stock Issued and Outstanding as of December 11, 2008 (2):	32,050,366 shares

Common Stock Issued and Outstanding after this Offering (3):	36,912,618 shares

Use of Proceeds:	We will not receive cash proceeds from the sales of shares of common stock by the selling securityholder. We will not receive proceeds from the conversion of the convertible note; however, we will receive the proceeds of any cash exercise of the warrant.

Pink Sheets Symbol:	LBMH

(1)	Includes (i) 487,252 shares of our common stock issuable upon conversion of an outstanding convertible note held by the selling securityholder and (ii) 4,375,000 shares of our common stock issuable upon exercise of the outstanding warrant held by the selling securityholder.

(2)	Excludes approximately 19,476,934 shares of our common stock issuable upon exercise or conversion of outstanding options, warrants and convertible notes (excluding 4,862,252 shares being offered pursuant to this prospectus that are issuable upon exercise or conversion of the warrant and the convertible note held by the selling securityholder) and approximately 4,862,252 shares of our common stock being offered pursuant to this prospectus that are issuable upon conversion of the outstanding convertible note held by a selling securityholder and upon exercise of an outstanding warrant held by the selling securityholder.

(3)	Based on the number of shares of our common stock outstanding as of December 11, 2008. Excludes approximately 19,476,934 shares of our common stock issuable upon exercise or conversion of outstanding options, warrants and convertible notes (excluding 4,862,252 shares of our common stock being offered pursuant to this prospectus that are issuable upon the exercise or conversion of the convertible note and warrant held by the selling securityholder).

Summary Financial Information
          The summary financial information for the year ended September 30, 2008 and the nine months ended September 30, 2007 was derived from our financial statements that have been audited by Berenfeld, Spritzer, Shechter & Sheer, LLP for the fiscal periods then ended. The summary financial information presented below should be read in conjunction with our audited financial statements and related notes appearing in this prospectus beginning on page F-1. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of our financial statements for the year ended September 30, 2008 and the nine months ended September 30, 2007.

	Year	Nine Months
	Ended	Ended
	September 30, 2008	September 30, 2007

Statements of Operations Data:
Sales	$9,550,106	$2,250,368
Cost of Sales	$3,439,427	$951,298
Gross Profit	$6,110,679	$1,299,070

Selling, General and Administrative Expenses	$6,911,752	$3,154,549

Loss from Operations	$(801,073)	$(1,855,479)

Other Income/(Loss)	$(507,829)	$(112,763)

Net Loss	$(1,308,902)	$(1,968,242)

	At	At
	September 30, 2008	September 30, 2007

Balance Sheets Data:
Total Assets	$7,526,152	$2,883,880
Total Liabilities	$6,811,259	$2,946,079
Total Stockholders’ Equity (Deficiency)	$714,893	$(62,199)
Total Liabilities and Stockholders’ Equity (Deficiency)	$7,526,152	$2,883,880

RISK FACTORS
          An investment in our common stock is speculative in nature, involves a high degree of risk, and should not be made by an investor who cannot bear the economic risk of its investment for an indefinite period of time and who cannot afford the loss of its entire investment. You should carefully consider the following risk factors and the other information contained elsewhere in this prospectus before making an investment in our common stock.
Risks Relating to Our Business
We have a history of significant and continued operating loses and a substantial accumulated earnings deficit, and we may continue to incur significant losses and never achieve profitability.
          We have incurred significant net losses every year since our inception, including net losses of $1,308,902 for the year ended September 30, 2008 and $1,968,242 for the nine months ended September 30, 2007. As of September 30, 2008, we had an accumulated deficit of $10,494,423. To achieve profitability, we will need to generate and sustain substantially higher revenues than we have to date while achieving reasonable cost and expense levels. We may not be able to generate enough revenue to achieve profitability. Even if we become profitable, we may not be able to sustain or increase profitability on a quarterly or annual basis.
We require substantial amounts of cash to implement our aggressive marketing plans and to operate our business, and there can be no assurance that we will have the amount of capital necessary or be able to accurately predict our capital requirements therefor.
          We have aggressive marketing plans that require us to spend substantial sums. We will need additional capital to continue our business plan. In addition, we may not accurately predict the amount of capital it requires to operate our existing and future business, which requirement may exceed our estimates, and there can be no assurance we will have access to adequate amounts of capital to service such needs. Our failure to accurately predict future capital requirements and to secure additional financing may have a material adverse affect on our ability to operate our business and implement our strategy and adversely affect our ability to grow.
We may not be able to secure financing needed for future operating needs on acceptable terms, or on any terms at all.
          From time to time, we may seek additional financing to provide the capital required to maintain or expand our facilities, implement our marketing plans and operate our business, as well as to repay outstanding loans if cash flow from operations is insufficient. If such financing is not available on satisfactory terms, we may be unable to expand our business or develop new business at the desired rate. Consequently, our operating results may suffer. If we are able to incur debt, we may be subject to certain restrictions imposed by the terms of the debt and the repayment of such debt may limit our cash flow and our ability to grow. If we are unable to incur debt, we may be forced to issue additional equity, which could have a dilutive effect on our current stockholders.

We have experienced fluctuations in our quarterly operating results, due to numerous factors, and anticipate that these fluctuations will continue, which may have a material adverse affect on our ability to operate and grow our business.
          Predicting operating results has proven to be difficult due to frequently encountered expenses and delays. Our operating results may vary significantly, depending on a number of factors, including, but not limited to:
•	changes in reimbursement guidelines and amounts;

•	changes in regulations affecting the healthcare industry;

•	changes in the mix or cost of our products;

•	the timing of customer orders;

•	the timing and cost of our advertising campaigns; and

•	the timing of the introduction or acceptance of new products and services offered by us or our competitors.
Our failure to accurately predict our quarterly operating results may have a material adverse effect on our ability to operate and grow our business.
Our existing indebtedness may adversely affect our ability to obtain additional funds and may increase our vulnerability to economic or business downturns.
Our indebtedness aggregated approximately $6.8 million as of September 30, 2008. As a result, we are subject to the risks associated with significant indebtedness, including:
•	we must dedicate a portion of our cash flows from operations to pay debt service costs and, as a result, we have less funds available for operations and other purposes;

•	it may be more difficult and expensive to obtain additional funds through financings, if available at all;

•	we are more vulnerable to economic downturns and fluctuations in interest rates, less able to withstand competitive pressures and less flexible in reacting to changes in our industry and general economic conditions; and

•	if we default under any of our outstanding notes or if our creditors demand payment of a portion or all of our indebtedness, we may not have sufficient funds to make such payments.
We have restated the statement of operations for the three and six months ended June 30, 2007 and 2006, and the balance sheet for June 30, 2007 to reflect various corrections, and no assurance can be given that similar restatements will not be required in the future.
          We have restated our financial statements as of and for the three and six months ended June 30, 2007 to reflect various corrections of certain errors. While we believe we have put processes in place to begin to remedy areas in our internal controls, no assurances can be given that we will not be faced with situations which may require us to restate our financial statements again. Any such restatements could adversely affect the credibility of our reported financial results and the price of our common stock.

If our customers are unable to receive reimbursement from third parties, including Medicare, our growth and revenues will be materially and adversely affected in markets where our customers rely on insurance coverage for payment.
          Sales of a significant portion of our products depend on the continued availability of reimbursement of our customers by government and private insurance plans such as Blue Cross/Blue Shield Health Insurance, Aetna Health Insurance, and United HealthCare Health Insurance. Any reduction in Medicare reimbursement currently available (due to either (i) delays, (ii) denial of reimbursement, or (iii) directions to Medicare consumers to other companies through the process of competitive bidding, governmental contracts or any kind of nationwide managed care or governmental program) for our products would reduce our revenues. Without a corresponding reduction in the cost of such products, our profit margins would be reduced. Similarly, any increase in the cost of products without a corresponding increase in Medicare reimbursement would reduce our profit margins. Further, we could experience significantly reduced profits if Medicare changes, delays or denies reimbursement or directs Medicare consumers to other companies through the process of competitive bidding, governmental contracts or any kind of nationwide managed care or governmental program.
Audits or periodic investigations of our company by federal agencies, including Medicare, could lead to recoupment of monies paid to us, fines, off-sets on future payments and even loss of Medicare billing privileges, which could adversely affect our business and results of operations.
          The regulations that govern Medicare reimbursement are complex and our compliance with these regulations may be reviewed by federal agencies, including the Department of Health and Human Services, the Department of Justice, and the U.S. Food and Drug Administration, or the FDA. These agencies conduct audits and periodic investigations of most companies that bill Medicare, and since we perform a substantial amount of Medicare billing each year, we could be the subject of any audit or investigation at any time. Medicare audits or investigations could lead to recoupment of monies paid to us, fines, off-sets on future payments and even loss of Medicare billing privileges. Loss of these billing privileges could result in the loss of 70% to 80% of our total revenues.
          We regularly are audited by all four regional Medicare carriers and have, on some occasions, been required to reimburse claims previously paid to us for various reasons, such as billing errors, lack of medical records in physician offices, insufficient patient diagnoses, returns, patient’s having similar equipment, patient not seen by physician recently enough and lack of adequate medical necessity. Since our inception, we have not incurred fines or penalties by Medicare. Although we have set aside reserves for potential repayments, demands for repayment could exceed our reserves and we could be unable to pay Medicare, which would adversely affect our business and our results of operations.
If we are unable to effectively manage our potential growth, our business may become inefficient and we may not be able to effectively compete, increase our revenues or control our expenses.
          Since our inception, we have maintained staff and other operating levels intended for a business with greater revenues than we have achieved to date. We have built out and occupy 83% of the 30,000 square feet of leased premises in Stuart, Florida, to accommodate our growth and operating levels. Although we expect to hire an additional 50 employees over the course of the fiscal year ending September 30, 2009, we cannot be sure that our staffing levels will be sufficient if we expand as rapidly as we believe possible. Any expansion will create significant demands on our administrative, operational and financial personnel and other resources. Additional expansion in existing or new markets could strain these resources and increase our need for capital. Our personnel, systems, procedures, controls and existing space may not be adequate to support further expansion.
Any suspension of production or sales of our products or recalls mandated by the FDA or other regulatory agencies that regulate the products we sell, could cause us to lose sales or incur additional expense, which could materially adversely affect our business and results of operations.
          Many of the products that we sell are regulated by the FDA and other regulatory agencies. If any of these agencies mandate a suspension of production or sales of our products or mandate a recall, we may lose sales and incur additional expenses until such products regain compliance with the regulations or we change to another supplier of our products. In such case, we cannot assure you that any of such products will regain or that we will be able to engage another supplier on a timely basis, if at all.
We depend on a limited number of suppliers for our products, and the inability to secure our products could reduce our revenues and adversely affect our relationship with our customers.
          We rely on a limited number of suppliers for the products we sell. Although there are many suppliers for the products we sell, we are dependent on a limited number of suppliers for many of the significant products we sell. Coloplast Corporation and CR Bard Inc. supply approximately 38% and 19%, respectively, of our products. This reliance involves a number of significant potential risks, including, the lack of availability of products and interruptions in delivery of products to our customers and fluctuations in the quality and price of our products.
          We do not have any long-term or exclusive purchase commitments with any of our suppliers. Our failure to maintain existing relationships with our suppliers or to establish new relationships in the future could negatively affect our ability to obtain our products in a timely manner. If we are unable to obtain ample supply of product from our existing suppliers or alternative sources of supply, we may be unable to satisfy our customers’ orders, which could materially and adversely affect our revenues and our relationship with our customers.
We may be exposed to product liability claims for which our product liability insurance may be inadequate.
          We could be liable for harm caused by products that we sell. The sale of medical products entails the risk that users will make product liability claims. A product liability claim could be expensive. While management believes that our insurance provides adequate coverage, we cannot provide any assurance that:
•	our insurance will provide adequate coverage against potential liabilities if a product causes harm or fails to perform as promised;
•	adequate product liability insurance will continue to be available in the future; or
•	our insurance can be maintained on acceptable terms.
The obligation to pay any product liability claim in excess of whatever insurance we are able to obtain would increase our expenses and could greatly reduce our assets.
The failure to maintain our relationships with our existing customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings or have an adverse impact on our business.
          Our ability to operate at a profit is highly dependent on recurring orders from customers, as to which there is no assurance. We generally incur losses and negative cash flow with respect to the first order from a new customer for chronic care products and respiratory products due primarily to the marketing and regulatory compliance costs associated with initial customer qualification. Accordingly, the profitability of these product lines depends, in large part, on recurring and sustained reorders. Reorder rates are inherently uncertain due to several factors, many of which are outside our control, including changing customer preferences, competitive price pressures, and customer transition to extended care facilities, customer mortality and general economic conditions. We cannot assure that agreements with existing customers will be renewed when the terms of such agreements expire or that our relationships with our customers will be maintained on satisfactory terms, if at all. The failure to maintain our relationships with our customers or the failure to obtain new customers could negatively affect our revenues and decrease our earnings and adversely impact our business.
The medical supply industry is highly competitive and if we fail to compete effectively, we may lose our market share and our profitability may be adversely affected.
          The medical supply industry is rapidly evolving and highly competitive. We expect competition in this market to persist and intensify. Existing or future competing companies may provide (ii) products with greater utility, lower cost or other benefits from their intended uses than our products or (ii) may offer comparable performance at lower cost. Many of these companies are well-established, have substantially greater financial and other resources, and have more experience in promoting and marketing products than we do. There can be no assurance that we will be able to compete successfully with such competitors. If we fail to capture and maintain market share, we may not achieve sufficient revenues and our business could suffer.
Failure in our technology or telecommunications systems could significantly disrupt our operations, which could reduce our customer base and result in lost revenues.
          Our success depends, in part, on the continued and uninterrupted performance of our information technology and network systems as well as our customer service centers. The hardware supporting a large number of critical systems for our systems is housed in one location. Our systems are vulnerable to damage from a variety of sources, including communications failures, power loss, malicious human acts and natural disasters. Moreover, despite security measures, our servers are potentially vulnerable to physical or electronic break-ins, computer viruses and similar disruptive problems. Despite the precautions we have taken, unanticipated problems affecting our systems could cause failures in our information technology systems or disruption in our ability to serve our customers. Sustained or repeated system failures that interrupt our ability to serve our customers or otherwise meet our business obligations in a timely manner would adversely affect our reputation and result in a loss of customers and net revenue.
From time to time, we may make acquisitions of businesses and cannot assure you that we will be able to successfully integrate any businesses, products, technologies or personnel that we might acquire. Any failure to do so could have a material adverse effect on our financial condition and results of operations.
          We regularly consider investments in complementary companies, products or technologies. In the event of any future acquisitions, we could:
•	become unable to obtain adequate product liability insurance in the future;

•	issue stock that would dilute our current stockholders’ percentage ownership;

•	incur debt;

•	assume liabilities;

•	incur expenses related to the impairment of goodwill; or

•	incur large and immediate write-offs.
Our operation of any acquired business will also involve numerous risks, including:
•	problems combining the acquired operations, technologies or products;

•	unanticipated costs;

•	diversion of management’s time and attention from our core business;

•	adverse effects on existing business relationships with suppliers and customers;

•	risks associated with entering markets in which we have no or limited prior experience; and

•	potential loss of key employees, particularly those of acquired companies.

The loss of one or more members of our management team or other key employees could affect our operations and our ability to successfully grow our business.
          Our success and future growth depends to a significant degree on the skills and continued services of our management team and key players such as Mark Libratore. Mark Libratore is our President and Chief Executive Officer and our sole director. Mr. Libratore is responsible for the day-to-day management of the business. We currently maintain a $2,000,000 policy of key man insurance on Mr. Libratore’s life, with respect to $1,000,000 of which we are the beneficiary and with respect to the remaining $1,000,000 of which Mr. Libratore’s wife is the beneficiary. The loss of Mr. Libratore’s services, either through retirement, incapacity or death, could impair our revenue growth, business and future prospects. Further, our ability to execute our business plan is dependent on our ability to attract and retain additional highly skilled personnel.
Our sole director and President and Chief Executive Officer has substantial control over us, which could delay or prevent a change in our corporate control even if our other stockholders wanted it to occur.
          As of December 11, 2008, Mark Libratore, our sole director and President and Chief Executive Officer, held approximately 48.81% of our common stock, excluding options to purchase up to 4,021,009 shares of our common stock. As a result, Mr. Libratore has the ability to exercise substantial control over all corporate actions requiring shareholder approval, irrespective of how our other shareholders including purchasers in this offering may vote, including the following actions:
•	the election of directors;

•	adoption of stock option plans;

•	the amendment of charter documents; or

•	the approval of certain mergers and other significant corporate transactions, including a sale of substantially all of our assets.
We do not have a majority of independent directors serving on our board of directors, which could present the potential for conflicts of interest.
          We do not have a majority of independent directors serving on our board of directors and we cannot guarantee that our board of directors will have a majority of independent directors in the future. In the absence of a majority of independent directors, our executive officers could establish policies and enter into transactions without independent review and approval thereof. This could present the potential for a conflict of interest between us and our stockholders, generally, and the controlling officers, stockholders or directors.
          Mark Libratore, our sole director, has outstanding notes in the principal amount of $1,664,649 as of September 30, 2008. These notes bear interest at an annual rate of 8% to 11%. Mr. Libratore has committed not to call any of his notes payable in the near future although our obligations to Mr. Libratore are payable on demand and are not collateralized. There are no assurances that we will (i) be able to repay the notes when due under the terms of the current agreement or (ii) that Mr. Libratore will not call any of his notes payable. See “Certain Relationships and Related Transactions.”
Risks Relating to Ownership of Our Common Stock
As a result of our failure to timely file our periodic reports under the Securities Exchange Act, in February 2008, our shares of common stock became ineligible to trade on the Over-the-Counter Bulletin Board, or the OTCBB and commended trading on the Pink Sheets, and as a result, the volume and market price of our common stock may be adversely affected.
          In January 2008, we received notice that our common stock would not be eligible for trading on the Over-

The-Counter Bulletin Board, or the OTCBB, for a minimum period of approximately one year because we had failed to timely file our periodic reports under the Securities Exchange Act of 1934 three times in a two year period. We appealed the original notice but our appeal was rejected. Accordingly, commencing February 14, 2008, our common stock started trading on the Pink Sheets and will do so until we have filed periodic reports on a timely basis for twelve months, at which time we can reapply to have our common stock traded on the OTCBB; however, we cannot assure when, if at all, we will reapply to have our common stock traded on the OTCBB. We cannot anticipate with accuracy the effect, if any, of our securities’ being traded on the Pink Sheets, but expect that the volume and market price of our common shares may be adversely affected.
We cannot assure you that there will be an active trading market for our common stock and it could be difficult for holders of our common stock to liquidate their shares.
          We cannot predict the extent to which a trading market will develop or continue in our common stock or how liquid that market might become. Also, most shares outstanding after the acquisition of Liberator Medical, including those issued pursuant to the acquisition, are deemed “restricted securities” within the meaning of Rule 144 promulgated by the SEC and will therefore be subject to certain limitations on the ability of holders to resell such shares. Because only a small percentage of our outstanding shares are freely tradeable in the public market, the price of our shares could be volatile and liquidation of a person’s holdings may be difficult. Thus, holders of our common stock may be required to retain their shares for a long period of time.
We do not anticipate paying dividends in the foreseeable future, which could make our stock less attractive to potential investors.
          We anticipate that we will retain any future earnings and other cash resources for future operation and development of our business and do not intend to declare or pay any cash dividends in the foreseeable future. Any future payment of cash dividends will be at the discretion of our board of directors after taking into account many factors, including our operating results, financial condition and capital requirements. Corporations that pay dividends may be viewed as a better investment than corporations that do not.
Future sales or the potential for sale of a substantial number of shares of our common stock could cause our market value to decline and could impair our ability to raise capital through subsequent equity offerings.
          Sales of a substantial number of shares of our common stock in the public markets, or the perception that these sales may occur, could cause the market price of our common stock to decline and could materially impair our ability to raise capital through the sale of additional equity securities. In addition to the 32,050,366 shares of our common stock issued and outstanding as of December 11, 2008 (excluding shares reserved for issuance upon exercise of outstanding options, warrants and convertible notes), there are another 167,949,634 shares of authorized but unissued common stock that may be issued in the future.
Anti-takeover provisions of Nevada law, our bylaws may prevent or delay an acquisition of us that shareholders may consider favorable or attempts to replace or remove our management that could be beneficial to our shareholders.
          Our bylaws contain provisions which could make it more difficult for a third party to acquire us without the consent of our board of directors. Our bylaws impose restrictions on the persons who may call special shareholder meetings. Furthermore, the Nevada Revised Statutes contain an affiliated transaction provision that prohibits a publicly-held Nevada corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested stockholder” unless, among others, (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder or (ii) the transaction is approved by the holders of a majority of the corporation’s voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation’s outstanding voting shares. This provision may have the effect of delaying or preventing a change of control of our company even if this change of control would benefit our shareholders.
Trading in our shares is subject to certain “penny stock” regulation, which could have a negative effect on the price of our shares in the public trading market.
          Public trading of our common stock on the Pink Sheets is subject to certain provisions, commonly referred to as the penny stock rules, promulgated under the Securities Exchange Act of 1934. A penny stock is generally defined to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions. If our stock is deemed to be a penny stock, trading in our stock will be subject to additional sales practice requirements on broker-dealers. These require a broker dealer to:
•	make a special suitability determination for purchasers of penny stocks;

•	receive the purchaser’s written consent to the transaction prior to the purchase; and

•	deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.
Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock. Also, many prospective investors may not want to get involved with the additional administrative requirements, which may have a material adverse effect on the trading of our shares.
If you are not an institutional investor, you may purchase our securities in this offering only if you reside within certain states and may engage in resale transactions only in those states and a limited number of other jurisdictions.
          If you are not an “institutional investor,” you will need to be a resident of certain jurisdictions to purchase our securities in this offering. The definition of an “institutional investor” varies from state to state but generally includes financial institutions, broker-dealers, banks, insurance companies and other qualified entities. In order to prevent resale transactions in violation of states’ securities laws, you may engage in resale transactions only in the states and in other jurisdictions in which an applicable exemption is available or a registration application has been filed and accepted. This restriction on resale may limit your ability to resell the securities purchased in this offering and may impact the price of our shares.
          If you are not an institutional investor, you generally will not be permitted to purchase shares in this offering unless there is an available exemption or we register the shares covered by this prospectus in such states.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS
          This prospectus, including the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” “Business,” and elsewhere in this prospectus contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, those listed under “Risk Factors” and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as “indicates,” “may,” “should,” “expects,” “plans,” “anticipates,” “believes,” “estimates,” “predicts,” “potential,” or “continue” or the negative of such terms or other comparable terminology. These statements are only predictions. Actual events or results may differ materially.
          Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. We caution you not to place undue reliance on these statements, which speak only as of the date of this prospectus. We are under no duty to update any of the forward-looking statements after the date of this prospectus to conform such statements to actual results.
USE OF PROCEEDS
          We are registering shares of our common stock pursuant to registration rights granted to the selling securityholder. We will not receive any of the proceeds from the sale of the common stock by the selling securityholder named in this prospectus. All proceeds from the sale of the common stock will be paid directly to the selling securityholder.
          We will not receive cash proceeds from the conversion of all or any portion of the convertible note convertible into shares of common stock being registered in this offering; however, we will receive cash proceeds for any cash exercise of the warrants exercisable for shares of common stock being registered in this offering. If all of the warrants exercisable for shares of common stock being registered in this offering are exercised for cash, we could receive net proceeds of up to approximately $4,375,000. We intend to use the estimated net proceeds received upon exercise of the warrants, if any, for working capital and general corporate purposes. The warrants may not be exercised, and we cannot assure you that the warrants will be exercised.
          We have agreed to pay all costs, expenses and fees relating to registering the shares of our common stock referenced in this prospectus. The selling securityholder will pay any brokerage commissions and/or similar charges incurred for the sale of such shares of our common stock.

PRICE RANGE FOR OUR COMMON STOCK
          Our common stock traded on the Over-the-Counter Bulletin Board, or OTCBB, under the symbol “LBMH” from September 4, 2007 until February 13, 2008. On February 14, 2008, we were not eligible for trading on the OTCBB because we had not timely filed three periodic reports over a two-year period and our common stock began to trade on the Pink Sheets. We have been unable to obtain any historical information with respect to the trading of our common stock prior to July 12, 2007. The numbers below reflect our high and low bid information for the equity for each full quarterly period within the two most recent fiscal years since July 12, 2007:

	High	Low
Fiscal Year Ended September 30, 2008
Fourth Quarter	$1.05	$.48
Third Quarter	$1.00	$.55
Second Quarter	$1.35	$.41
First Quarter	$1.80	$.75

Fiscal Year Ended September 30, 2007
Fourth Quarter (beginning on July 12, 2007)	$2.75	$1.10
The number of holders of record of our common stock as of September 30, 2008 was 1,544; however, a significant number of shares of our common stock are held in “street name” by brokers on behalf of shareholders and therefore, are held by many beneficial owners.
DIVIDEND POLICY
          To date, we have not paid any dividends on our common stock and we do not intend to pay dividends for the foreseeable future, but intend instead to retain earnings, if any, for use in our business operations. The payment of dividends in the future, if any, will be at the sole discretion of our board of directors and will depend upon our debt and equity structure, earnings and financial condition, need for capital in connection with possible future acquisitions and other factors, including economic conditions, regulatory restrictions and tax considerations. We cannot guarantee that we will pay dividends or, if we pay dividends, the amount or frequency of these dividends.

SELECTED FINANCIAL INFORMATION
          The selected financial information for the year ended September 30, 2008 and the nine months ended September 30, 2007 was derived from our financial statements that have been audited by Berenfeld, Spritzer, Shechter & Sheer, LLP for the fiscal periods then ended. The selected financial information presented below should be read in conjunction with our audited financial statements and related notes appearing in this prospectus beginning on page F-1. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations” for a discussion of our financial statements for the year ended September 30, 2008 and the nine months ended September 30, 2007.

	Year	Nine Months
	Ended	Ended
	September 30, 2008	September 30, 2007

Statements of Operations Data:
Sales	$9,550,106	$2,250,368
Cost of Sales	$3,439,427	$951,298
Gross Profit	$6,110,679	$1,299,070

Selling, General and Administrative Expenses	$6,911,752	$3,154,349

Loss from Operations	$(801,073)	$(1,855,479)

Other Income/(Loss)	$(507,829)	$(112,763)

Net Loss	$(1,308,902)	$(1,968,242)

	At	At
	September 30, 2008	September 30, 2007

Balance Sheets Data:
Total Assets	$7,526,152	$2,883,880
Total Liabilities	$6,811,259	$2,946,079
Total Stockholders’ Equity (Deficiency)	$714,893	$(62,199)
Total Liabilities and Stockholders’ Equity (Deficiency)	$7,526,152	$2,883,880

MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS
          The following discussion contains forward-looking statements and involves numerous risks and uncertainties, including, but not limited to, those described in the “Risk Factors” section of this prospectus. Actual results may differ materially from those contained in any forward-looking statements. The following discussion should be read in conjunction with “Selected Financial Information” and our financial statements and notes thereto included elsewhere in this prospectus.
Overview
          Liberator Medical Supply, Inc., our wholly owned subsidiary, is a federally licensed, direct-to-consumer, provider of Medicare Part B Benefits focused on providing medical supplies in a retail environment, and via the internet in the United States. Liberator Medical Supply distributes a full range of medical products which address the healthcare needs of our customers.
          We market our products directly to consumers primarily through targeted media and direct-response television advertising. Our customer service representatives are specifically trained to communicate with Medicare-eligible beneficiaries. Our operating platforms enable us to collect and process required documents from physicians and customers, bill and collect amounts due from Medicare and/or other government agencies and/or third party payors and/or customers.
          We completed the acquisition of our operating company, Liberator Medical Supply, on June 22, 2007. The acquisition was accounted for as a reverse merger in which, for accounting purposes, Liberator Medical Supply was treated as the acquiring company. The acquisition was deemed a recapitalization of our company, which was, prior to the acquisition of Liberator Medical Supply, an inactive public shell. Accordingly, the financial statements presented, and the discussion which follows, represent the historical financial statements and operating history of Liberator Medical Supply.
          On August 20, 2007, we changed our fiscal year from December 31 to September 30. Accordingly, the following information relates to our operations for the fiscal year which began on January 1, 2007 and ended on September 30, 2007, the fiscal year which began on January 1, 2006 and ended December 31, 2006 and the nine-month period ended June 30, 2008.
Results of Operations
Year Ended September 30, 2008 compared to the Nine Months ended September 30, 2007
The following table summarizes the results of operations for the fiscal year ended September 30, 2008 (“Fiscal 2008) and the nine months ended September 30, 2007 (“Fiscal 2007”):

	2008		2007
	Amount	%	Amount	%

Sales	$9,550,106	100.0	$2,250,368	100.0
Cost of Sales	3,439,427	36.0	951,298	42.3

Gross Profit	6,110,679	64.0	1,299,070	57.7
Selling and G & A Expenses	6,911,752	72.4	3,154,549	140.2

Income (Loss) from Operations	(801,073)	(8.4)	(1,855,479)	(82.5)
Other Income (Expense)	(507,829)	(5.3)	(112,763)	(5.0)

Income (Loss) Before Income Taxes	(1,308,902)	(13.7)	(1,968,242)	(87.5)
Income Taxes	—	—	—	—

Net Income (Loss)	$(1,308,902)	(13.7)	$(1,968,242)	(87.5)

          We had a net loss of $1,308,902 for Fiscal 2008, compared to a net loss of $1,968,242 for Fiscal 2007.
          The following table summarizes the unaudited quarterly results of operations for Fiscal 2008 and Fiscal 2007.

	Quarter Ended
	December 31		March 31	June 30	September 30

Fiscal 2008
Sales		$1,429,465	$1,425,293	$2,444,400	$4,250,948
Gross profit		907,840	911,716	1,554,717	2,736,406
Net income (loss)		(579,175)	(644,998)	(217,835)	133,106
Income (Loss) per share — basic and diluted *		$(0.02)	$(0.02)	$(0.01)	$0.00

Fiscal 2007
Sales	$	n/a	$657,877	$775,773	$816,718
Gross profit		n/a	365,354	447,363	486,353
Net loss		n/a	(555,886)	(409,290)	(1,003,066)
(Loss) earnings per share — basic and diluted *	$	n/a	$(0.02)	$(0.02)	$(0.03)

*	For Fiscal 2008, the sum of the quarterly earnings (loss) per share amounts differs from the amounts reflected in the accompanying consolidated statement of operations due to rounding.

Revenue
          Our sales increased from $2,250,368 for Fiscal 2007 to $9,550,106 for Fiscal 2008, an increase of 324.4%. On an annualized basis, sales increased by 218.3% in Fiscal 2008 compared to Fiscal 2007. The increase in sales occurred in the mail order segment of our business. This increase was primarily a result of a substantial advertising campaign to obtain new mail-order customers. The retail and internet segments of our business remained substantially the same as the prior year annualized sales.
          Our interest expense increased from $217,108 for Fiscal 2007 to $520,015 in Fiscal 2008, an increase of 139.5%, but when calculated on an annualized basis interest expense increased approximately 79.6% as we continued to fund operations in part with additional borrowings.
          Our payroll, payroll taxes and benefits increased from $1,364,523 for Fiscal 2007, compared to $2,684,870 for Fiscal 2008, an increase of 96.8%, on an annualized basis an increase of 47.6%. Similarly, our advertising expenses increased from $133,690 for Fiscal 2007 compared to $469,710 for Fiscal 2008, an increase of 251.3%, but on an annualized basis an increase of 163.5%. Our professional fees increased from $422,847 for Fiscal 2007 compared to $728,841 for Fiscal 2008, an increase of 72.4%, but on an annualized basis an increase of 29.3% as we were subject to the reporting requirements of the Securities Exchange Act of 1934, as amended, for a full year versus approximately three months following our combination with Liberator Medical in June 2007. Bad debt expenses increased from $347,938 for Fiscal 2007 compared to $1,041,887 for Fiscal 2008, and increase of 199.4%, but on an annualized basis and increase of 124.6%. Other administrative expenses increased from $423,931 for Fiscal 2007 to $1,316,078 for Fiscal 2008, an increase of 210.4%, but on an annualized basis and increase of 132.8%.
          We invested $1,567,037 into advertising over the past fiscal year. Most of the investment, approximately $1,280,000, was made in the last five months of Fiscal 2008. This investment in advertising was the driving force that helped catapult our quarterly sales from $816,718 for the three months ended September 30, 2007, to $4,250,948 for the three months ended September 30, 2008, an increase of 420.5%. The net income (loss) for the periods was a ($1,003,066) loss for the three months ended September 30, 2007, compared to $133,106 of income for the three month period ended September 30, 2008.

          Sales for the three months ended September 30, 2008 increased by $1,806,548 over the sales for the three months ended June 30, 2008. The increase in net income for the same period was $350,941, which was 19.5% of the sales increase.
Liquidity and Capital Resources:
          Historically, our principal use of cash has been to fund ongoing operations. We have financed our operations through sales and placements of equity and debt securities.
          We had cash of $1,173,018 at September 30, 2008, compared to cash of $176,820 at September 30, 2007, an increase of $996,198. We had working capital as of September 30, 2008, of $1,730,700, compared to a working capital deficit of ($682,136) at September 30, 2007. This increase in cash and working capital in 2008 is due substantially to a May 22, 2008, long-term convertible debt offering of $3,500,000. We had net cash flows provided by financing activities of $4,665,076 during Fiscal 2008 compared to $1,200,270 during Fiscal 2007.
          We received cash from customers of approximately $6,811,000 in Fiscal 2008 compared to approximately $2,130,000 in Fiscal 2007, an increase of approximately 140% on an annualized basis. We increased our cash paid for payroll related expenses to approximately $2,685,000 for Fiscal 2008 from approximately $1,365,000 for Fiscal 2007, an increase of approximately 48% on an annualized basis. For Fiscal 2008, we paid interest of approximately $520,000 compared to interest of approximately $217,000 for Fiscal 2007, an increase of approximately 80% on an annualized basis.
Financing Activities
          Cash provided by financing activities increased from $1,200,270 for Fiscal 2007, to $4,665,076 for Fiscal 2008. In Fiscal 2008, we realized proceeds from the sale of stock of $787,000 compared to $640,504 for Fiscal 2007 and received proceeds from the issuance of convertible debt of $4,073,000 in Fiscal 2008 compared to $877,655 from the issuance of bridge loans in Fiscal 2007.
Outlook
          We have built an infrastructure that we believe is capable of handling a substantially higher sales volume at very low incremental cost. We believe that while our operating expenses and cash used in our operating activities are anticipated to continue to increase for the next twelve months with lower incremental general and administrative expenses, our revenues will continue to increase during that period through the implementation of our advertising and marketing programs. We believe that the outlook for the demand for our products and services is favorable, as we expect there to be an increase in newly-diagnosed patients, because of the aging population, requiring the medical supplies that we provide. We do not anticipate, although we cannot assure you that there will not be, any major changes in Medicare reimbursement in 2009, nor in any other reimbursement programs available from other third-party payors. We applied for and were approved as a participating provider for Medicare. A participating provider is required to accept assignment for all Medicare allowable charges.
          We anticipate that our ability to meet our cash requirements will continue to be dependent on our ability to complete sales of our securities, whether on a debt or equity basis. There can be no assurance, of course, as to the amount or timing of the proceeds we may receive from the sale of our securities, or whether the proceeds of such sales will be sufficient, together with the cash provided from our operating activities, to meet our operating expenses. However, we believe that existing cash and cash equivalents, together with cash generated from the collection of accounts receivable, the sale of products, and the proceeds of the sale of our debt and equity securities will be sufficient to meet our cash requirements during the next twelve months.
          Our current assets of $5,456,885 exceed our current liabilities of $3,726,185 by $1,730,700.
          Our plan for the next twelve months includes the following:
•	Obtain additional funding through a combination of debt and equity;

•	Increase advertising over the prior periods;

•	Increase our customer base;

•	Continue to service our current customer base and increase the retention rate;

•	Increase the collections of our accounts receivable.
In order to implement our current business model, we have completed the following:

•	Retained two investment relations firms.

•	Identified products and related target customers through extensive market research.

•	Established efficient and cost effective methods to reach qualified customers.

•	Established an infrastructure of management and knowledgeable staff to support substantial growth in sales with a minimal amount of additional staff members.

•	Leased a 25,000 square foot facility which has only been built out 83% to accommodate our current operations including room for growth. The other 17% will be built out in stages as additional growth requires the additional office space. Leased an additional 5,000 square foot facility next door to our current facility from our current landlord. We expect to build out this facility during the second quarter of the fiscal year ending September 30, 2009.

•	Created a Health Insurance Portability and Accountability Act of 1996, or HIPPA, compliant information technology infrastructure and staff to accommodate additional growth in sales.

•	Established a marketing plan that can be monitored for effectiveness and is flexible enough to adjust to changing market conditions.

•	Tested our advertising methods and established methods of testing additional advertising methods to meet with changing market conditions.
          We intend for Liberator Medical Supply to continue to operate as a federally licensed, direct-to-consumer, Part B Benefits Provider, primarily focused on supplying medical supplies to the chronically ill patients.
Contractual Commitments
          Since the organization of Liberator Medical Supply, the capital equipment which was purchased includes telecom equipment, computer equipment and business furniture and equipment. Total capital expenditures from Liberator Medical Supply’s inception through September 30, 2008, were $1,527,000, of which $618,000 represents leasehold improvements to its new facility in Stuart, Florida. As of September 30, 2008, we had known contractual obligations of $7,355,921, comprised of current debt obligations and the four years remaining of rent payable on its principal office facility.
Off-Balance Sheet Arrangements
          As of September 30, 2008, we had no off-balance sheet arrangements.
Critical Accounting Policies
          Our accounting and reporting policies conform with accounting principles generally accepted in the United States of America. A summary of the more significant policies is set forth below:
Principles of Consolidation

          The consolidated financial statements include the accounts of our company, and each of Liberator Medical Supply, our wholly owned subsidiary, and Liberator Health and Education Services, Inc., our indirect wholly-owned subsidiary. Intercompany balances and transactions have been eliminated in consolidation.
Cash Equivalents
          For purposes of reporting cash flows, cash equivalents include money market accounts and any highly liquid debt instruments purchased with a maturity of three months or less.
Accounts Receivable
          We carry our trade accounts receivable at cost less an allowance for doubtful accounts. Management closely monitors outstanding accounts receivable and charges the allowance account for any balances that are determined to be uncollectible. On a periodic basis, we evaluate our accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on its history of past write-offs and collections and current credit conditions. The bad debts written off against the allowance for doubtful accounts and bad debt expense for the year ended September 30, 2008 and the nine month period ended September 30, 2007 was $290,163 and $343,929, respectively..
Inventories
          Inventories are comprised of finished goods and are stated at the lower cost or market determined by the first-in, first-out (FIFO) method.
Deferred Advertising Costs
          In accordance with SOP 93-7, “Reporting on Advertising Costs,” we capitalize and amortize direct-response advertising and related costs when we can demonstrate, among other things, that patients have directly responded to our advertisements. We assess the realizability of the amounts of direct-response advertising costs reported as assets at the end of each reporting period by comparing the carrying amounts of such assets to the probable remaining future net cash flows expected to result directly from such advertising. Management’s judgments include determining the period over which such net cash flows are estimated to be realized. Currently, the amortization rate is such that 53% of the initial cost is amortized over twelve months on a straight-line basis. In the second, third and fourth years, 25%, 14% and the final 8% of costs, respectively, are also amortized over twelve months on a straight-line basis. $1,430,375 of advertising costs was recorded as deferred advertising at September 30, 2008. For the year ended September 30, 2008 and the nine months ended September 30 2007, $449,276 and $113,311, respectively, of the deferred advertising costs were amortized and charged to expense. A business change, including a change in reimbursement rates, that reduces expected net cash flows or that shortens the period over which such net cash flows are estimated to be realized could result in accelerated charges against our earnings.
Deferred Loan Costs
          Costs associated with obtaining and closing loans such as, but not limited to placement agent fees, attorney fees and state documentary fees are capitalized and expensed over the term of the loan. Loan costs of $633,202 were deferred during the year ended September 30, 2008. Loan costs expensed for the year ended September 30, 2008 was $140,381. There was no deferred loan costs during the nine month period ended September 30, 2007.
Property and Equipment
          Property and equipment are recorded at cost, less accumulated depreciation and amortization. Property and equipment is depreciated using the straight-line method over the estimated useful life of the respective assets, which range from 3 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of the related lease term or useful life. Maintenance, repairs, and minor improvements are charged to expense as incurred; major renewals and betterments that extend the useful life of the associated asset are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in results of operations for the period.
Revenue Recognition
          We recognize income from the sale of its medical products under two policies. First, the sale of medical supplies or equipment from its retail store is recognized when the sale takes place (Point of Sale). Generally, no Medicare or third party (private insurance) assignment is accepted by us on these sales.
Second, revenue is recognized under an assignment, which is the amount Medicare or a private provider will allow us for a particular medical supply or service. We will not record a sale of an “assignment” amount until all of the proper documentation such as prescriptions, Certificate of Medical Need, etc., are received from the patient or attended physician. When all documentation is received, we ship the product to the patient and the “assignment” amount is charged to sales and an accounts receivable account due from the provider. “Assignment” sales are usually recorded within five days of the shipment of the order.
Shipping and Handling Costs
          Shipping and handling costs are not charged to the patients in compliance with Medicare policy. Shipping and handling costs for the year ended September 30, 2008 and the nine month period ended September 30, 2007 amounted to $315,383 and $87,243, respectively. These amounts are included in cost of sales on the accompanying consolidated statements of operations.
Income Taxes
          Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized. We file consolidated federal and state income tax returns.
          Effective January 1, 2007, we adopted Financial Accounting Standards Board (“FASB”) Interpretation No. (FIN) 48, “Accounting for Uncertainty in Income Taxes” and FSP FIN 48-1, which amended certain provisions of FIN 48. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that we determine whether the benefits of our tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. The provisions of FIN 48 also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosure. In connection with our adoption of FIN No. 48, we analyzed the filing positions in all of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. There was no impact on our condensed consolidated financial statements upon adoption of FIN No. 48 on January 1, 2007. We did not have any unrecognized tax benefits and there was no effect on the financial condition or results of operations as a result of implementing FIN 48, or FSP FIN 48-1. In accordance with FIN 48, we adopted the policy of recognizing penalties in selling, general and administrative expenses and interest, if any, related to unrecognized tax positions as income tax expense.
Use of Estimates
          Management has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.

Reclassifications
          Certain reclassifications of amounts previously reported have been made to the accompanying consolidated financial statements in order to maintain consistency and comparability between the periods presented.
Leases
          In accordance with SFAS No. 13, we perform a review of newly acquired leases to determine whether a lease should be treated as a capital or operating lease. Capital lease assets are capitalized and depreciated over the term of the initial lease. A liability equal to the present value of the aggregated lease payments is recorded utilizing the stated lease interest rate. If an interest rate is not stated, we will determine an estimated cost of capital and utilize that rate to calculate the present value. If the lease has an increasing rate over time and/or is an operating lease, all leasehold incentives, rent holidays, or other incentives will be considered in determining if a deferred rent liability is required. Leasehold incentives are capitalized and depreciated over the initial term of the lease.
Recent Accounting Pronouncements
          In February 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We are evaluating the impact that the adoption of SFAS No. 159 will have on our future results of operations and financial position.
          In September 2006, the FASB issued SFAS No. 157, “Fair Value Measures”, which is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. This statement defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. This statement applies under other accounting pronouncements that require or permit fair value measurements. The statement indicates, among other things, that a fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. SFAS No. 157 defines fair value based upon an exit price model. Relative to SFAS No. 157, the FASB issued FASB Staff Position (“FSO”) FAS No. 157-1, FAS No. 157-2, and FAS No. 157-3. FSP FAS No. 157-1 amends SFAS No. 157 to exclude SFAS No. 13 and its related interpretive accounting pronouncements that address leasing transactions, while FSP FAS No. 157-2 delays the effective date of SFAS No. 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. FSP FAS No. 157-3 clarifies the application of SFAS No. 157 as it relates to the valuation of financial assets in a market that is not active for those financial assets. This FSP is effective immediately and includes those periods for which financial statements have not been issued. We currently do not have any financial assets that are valued using inactive markets, and as such are not impacted by the issuance of this FSP. We adopted SFAS No. 157 as of January 1, 2008, with the exception of the application of the statement to non-recurring nonfinancial assets and nonfinancial liabilities.
          In December 2007, the FASB SFAS No. 141 (revised 2007), “Business Combinations” (“SFAS No. 141(R)”), which replaces SFAS No. 141, “Business Combinations” (“SFAS No. 141”). SFAS No. 141(R) retains the underlying concepts of SFAS No. 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS No. 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; non-controlling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date, until either abandoned or completed, at which point the useful lives will be determined; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS No. 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS No. 141(R) amends

SFAS No. 109, “Accounting for Income Taxes” (SFAS No. 109) such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS No. 141(R) would also apply the provisions of SFAS No. 141(R). Early adoption is not permitted. Upon adoption, SFAS No. 141(R) will not have a significant impact on our consolidated financial position and results of operations; however, any business combination entered into after the adoption may significantly impact our financial position and results of operations when compared to acquisitions accounted for under existing U.S. Generally Accepted Accounting Principles.
          In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. It also amends certain of ARB No. 51’s consolidation procedures for consistency with the requirements of SFAS No. 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. We have evaluated this new statement and have determined that the statement will not have a significant impact on the reporting of our financial position and results of operations.
          In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS No. 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS No. 161 applies to all derivative instruments within the scope of SFAS No. 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS No. 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS No. 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS No. 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement; however, the new statement will not have an impact on the determination of our consolidated financial results.
          In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets.” This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS No. 142). The objective of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS No. 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS No. 141(R), and other principles of Generally Accepted Accounting Principles, or “GAAP.” This FSP applies to all intangible assets, whether acquired in a business combination or otherwise, and shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and applied prospectively to intangible assets acquired after the effective date. Early adoption is prohibited. We have evaluated the new statement and have determined that it will not have a significant impact on the determination or reporting of our consolidated financial results.
          In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS No. 162). This statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in accordance with GAAP. With the issuance of this statement, the FASB concluded that the GAAP hierarchy should be directed toward the entity and not its auditor, and reside in the accounting literature established by the FASB as opposed to the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” We have evaluated the new statement and have determined that it will not have a significant impact on the determination or reporting of our consolidated financial results.

BUSINESS
Overview
          Liberator Medical Supply, Inc., our wholly owned subsidiary, is a federally licensed, direct-to-consumer, provider of Medicare Part B Benefits focused on providing medical supplies in a retail environment, and via the internet in the United States. Liberator Medical Supply distributes a full range of medical products which address the healthcare needs of our customers.
          We market our products directly to consumers primarily through targeted media and direct-response television advertising. Our customer service representatives are specifically trained to communicate with Medicare-eligible beneficiaries. Our operating platforms enable us to collect and process required documents from physicians and customers, bill and collect amounts due from Medicare and/or other government agencies and/or third party payors and/or customers.
          We completed the acquisition of our operating company, Liberator Medical Supply, on June 22, 2007. The acquisition was accounted for as a reverse merger in which, for accounting purposes, Liberator Medical Supply was treated as the acquiring company. The acquisition was deemed a recapitalization of our company, which was, prior to the acquisition of Liberator Medical Supply, an inactive public shell. Accordingly, the financial statements presented, and the discussion which follows, represent the historical financial statements and operating history of Liberator Medical Supply.
Background
          We were organized in December 1906 in Utah under the name Cardiff Mining & Milling Company. During the 1960’s, we changed our name to Cardiff Industries, Inc., and sold its mining operations. During the next decade, we focused our operations on the television and radio industry. In 1980, our name was changed to Cardiff Communications, Inc. We changed our domicile to Nevada on July 12, 2000. Upon the completion of our business combination with Liberator Medical Supply described in the next paragraph, we changed our name to Liberator Medical Holdings, Inc. We had no business operations in the ten years preceding our acquisition of Liberator Medical in June 2007.
          On June 22, 2007, we completed the acquisition of Liberator Medical Supply, a medical equipment company located in Stuart, Florida. The acquisition was consummated pursuant to a merger agreement entered into on June 18, 2007, whereby we agreed to merge our newly-created, wholly-owned subsidiary, Cardiff Merger, Inc., a Florida corporation, with and into Liberator Medical Supply, with Liberator Medical Supply being the surviving entity as our wholly-owned subsidiary. As a condition of the merger, we issued approximately 25,447,956 shares of our common stock to the stockholders of Liberator Medical Supply. We also agreed to issue to the then current holders of Liberator Medical options and warrants exercisable to purchase shares of our common stock on terms and conditions equivalent to the existing terms and conditions of the respective Liberator Medical options and warrants. Also, we appointed Liberator Medical Supply’s President and Chief Executive Officer, Mark A. Libratore, to our board of directors and appointed him as our President and Chief Executive Officer. As a condition of the merger agreement, our former president, Rubin Rodriguez, returned 9,990,000 shares to us for cancellation and, at closing of the merger, we issued 357,000 shares for services and 2,356,680 shares in exchange for debt. Accordingly, upon completion of the merger, we had approximately 30,964,014 shares of common stock issued and outstanding.
Background of Liberator Medical Supply, Inc.
          Liberator Medical Supply was incorporated in the State of Florida in July 1999. It is a provider of direct-to-consumer durable medical supplies, primarily to seniors. About seventy-five percent of Liberator Medical Supply’s revenue is derived from four product lines, diabetes, urological, ostomy, and mastectomy. Liberator Medical provides a simple and reliable way for its patients to obtain supplies. It communicates directly with its patients and their physicians regarding patients’ prescriptions and supply requirements on a regular basis and bills Medicare and third-party insurers on behalf of its patients. Liberator Medical Supply markets its products directly to consumers, primarily through targeted media, direct-response television advertising and direct-response print advertising to patients throughout the United States. Its patient service representatives are specifically trained to communicate with patients, in particular seniors, helping them to follow their doctors’ orders and manage their chronic diseases. Liberator Medical’s operating platforms enable it to efficiently collect and process required documents from physicians and patients and bill and collect amounts due from Medicare, other third party payers and directly from patients.
Market
          National healthcare spending will nearly double to $2.8 trillion by 2011, up from $1.42 trillion in 2001, according to the Centers for Medicare and Medicaid Services (CMS). As the baby boomer population ages, the already flourishing medical supply industry will experience a 20-year explosion in growth. Between 1990 and 1999, while the U.S. population grew 9% and inflation 26%, total annual healthcare spending increased 74%. Currently, more than 90 million Americans live with chronic diseases, including Alzheimer’s disease, arthritis, cancer, cardiovascular disease, chronic obstructive lung disease, and diabetes.
          Manufacturers of drugs, medical devices, and other medical equipment and supplies have combined annual revenues of $300 billion. Medicare and Medicaid have combined annual payments of $500 billion. We are a quasi-medical distributor providing home health care services. The home health care market is a highly fragmented industry of about 12,000 companies with combined annual revenues of $35 billion. The average company has annual revenue of $3 million and 65 employees.
          We initially targeted Medicare-eligible seniors with chronic illness. First Research estimates the number of Americans over 65 will double from 34 million to 62 million between 2000 and 2025. Currently, 90 million Americans live with chronic diseases. The research firm Rand estimates the number of Americans with two or more chronic conditions will increase from 60 to 81 million between the years 2000 and 2020. Current out-of-pocket spending for Americans age 65 and over with two chronic conditions is approximately $750 per year. The number of Medicare beneficiaries is expected to nearly double to 77 million by 2030 from 40 million in 2000, according to the Centers for Medicare and Medicaid Services. Below is an analysis of our addressable market for targeted disease segments as well as a description of each opportunity.

Target Market	Diagnosed	Undiagnosed	Current Market Size

Urological	N/A	N/A	$4.1 billion *
Diabetes	17 million	6 million	$91.8 billion
Mastectomy	3.2 million	N/A	$1.1 billion
Ostomy	600,000	N/A	$1.2 billion

Total	20.8 million	6 million	$98.2 billion

Source: Center for Disease Control 2005

*	Market Intelligence Research Corp. Rand Health 2007
Mail Order Medical Supplies
          Our primary business is mail order medical supplies currently consisting of four primary product lines; urological, diabetes, mastectomy, and ostomy. We attract new patients to our mail order business through three sources. We communicate directly with potential patients through targeted television, internet, and print advertising. We have been able to commit substantial amounts of cash to advertising since the closing of the convertible debt offering on May 22, 2008. Subsequent to September 30, 2008, we closed on another convertible debt offering on October 17, 2008. With the funds from the two offerings, we plan to continue our growth in our mail order business through an ongoing program of direct-response television advertising. We believe our advertising campaign has resulted in a significant increase in patient enrollment and has been the primary driver behind the growth in sales. Sales from our mail order segment represented 94% and 80% of total net revenues for the fiscal year ended September 30, 2008 and the nine months ended September 30, 2007.
Retail Sales Store and Internet Sales

          Customers can visit our retail store located in Martin County, Florida. The store enjoys high exposure since it is located on a major regional highway. Our retail and internet sales have remained steady in this region over the past two years. The retail store offers a testing ground for selling new products. We have also created an ecommerce website (www.liberatormedical.com) which carries the same products offered through our mail order and retail businesses. Our ecommerce initiative encompasses a dynamic web site configured to provide a comprehensive shopping experience for both professionals and customers. The web site has been designed utilizing the latest in technology in web software and high-end graphics providing pictures and descriptions of all items available for sale. Sales from our retail store and internet segment represented 6% and 20% of total net revenues for the fiscal year ended September 30, 2008 and the nine months ended September 30, 2007, respectively.
          We expect other future enhancements will include user-friendly insurance claim forms that load quickly and can be printed or electronically submitted for reimbursement in real time. Professionals will be able to either make purchases at a wholesale level or refer clients to make their own purchases. Medicare will be billed upon request; however, it is expected that the telemarketers will have to contact customers to verify coverage and obtain all necessary information. We believe that contacts made through the Internet can result in long-term relationships. We intend to use telemarketing to reach out to our customers and generate repeat sales within each product line.
          We intend to use traditional advertising (print, radio, direct mail, and outside sales) to promote the site as well as television advertisement. In addition to direct e-mail, “linking” and “cross-linking” proliferation of the site will occur through the use of multiple pages for each department that have their own unique “meta tags.” We believe this will help the robot search engines not only find the sites, but also display individual types of equipment leading the user directly to our commerce site. The logic used in the site will guide the customer to accessories and “up-sells” that we believe will help to maximize sales per site visitor.
Sales and Marketing
          We focus on making the buying process easy and convenient. Customers can purchase by phone, mail, or over the Internet. This produces an annuity-like income with a high return on advertising dollars.
          Our growth will depend, in part, upon the success of our advertising campaigns. We believe that we have achieved a workable method of capturing initial and recurring sales through use of local, regional and national ad placement and maximizing the “drag” of each ad. We believe that advertisements and placement drive customer leads. Sales representatives handle inbound calls to establish initial contact, qualify the consumer, identify the need and close the sale. Aggressive contact management efforts, outbound mailings and outbound phone calls by sales representatives on active leads and established customers can result in re-orders, cross selling opportunities and higher conversion rates than traditional mail-order businesses.
          We are constantly evaluating and testing new products for direct marketing to various targeted customers. As these new and innovative products come to market, we anticipate being positioned to bring them to the public quickly with the right marketing, intake, processing and third party billing mechanisms.
Pharmacy Opportunities
          If our customer base continues to grow, there may be an increasing potential for substantial sales upon entering into the pharmaceutical business. We are considering starting a mail order pharmacy, but have not determined to proceed with this business.
Suppliers
          We distribute products from over 200 manufacturers, including most of the largest US suppliers. In addition, in some cases, we have been able to negotiate large discounts, indicating manufacturer confidence in our ability to obtain higher volumes. We purchase approximately 38% of our products from Coloplast Corporation and 19% of our products from CR Bard Inc.

Products
          We routinely source products from manufacturers, both domestic and abroad. We are seeking other products with optimal features and advantages in today’s marketplace.
Competitive Analysis
Diabetes
          In diabetes products, Liberty Medical, a subsidiary of Medco (MHS NYSE), a company started by Mark Libratore, is the industry leader with more than $425 million plus in sales. Liberty is well known for its TV ads featuring Actor Wilford Brimely. In addition to its organic growth, Liberty has been purchasing many small and medium size competitors in primarily asset online purchases.
          After Liberty, Chronic Care Solutions (CCS), a portfolio company of KRG Capital Partners, Denver, Co. may be the second largest, with combined sales of over $150 million. Another large competitor is MP Total Care, a portfolio company of Charterhouse Group, New York.
Mastectomy
          Competition in this area is limited mostly to small specialty shops. Most small boutiques require the customer to walk in and discuss this sensitive matter with a stranger. For many, this may be inconvenient, or an unacceptable option. Instead, our telemarketing approach provides the level of privacy many customers need and want. We do not believe any significant mastectomy competitors bill Medicare and accept assignment directly.
Ostomy
          Currently there are only two major national companies in ostomy, Edgepark and United Ostomy. Although there are many small companies as well, we have shown significant growth in this area, primarily due to our acceptance of Medicare in instances where other companies have refused assignment. We also provide personal service which we believe promotes customer loyalty.
Urological
          Over the last year, we have entered into the urological field and have demonstrated growth in sales of urological catheters, condom catheters, indwelling catheters, urine collection devices and various related accessories. As the population continues to age, we expect this category to continue to grow. Competition consists primarily of specialty drug stores, Byrams Healthcare, Edgepark, United Ostomy, and many small independent dealers and stores.
Retail Stores
          The medical supply industry has not changed much over the last ten years. Mainly a “mom and pop” industry, large corporations have not yet emerged. Customer service has not been added to the product mix as competitor retail facilities are understaffed and under trained. We provide dedicated resources, which open the door to us to offer personalized service and quality control to the customer. In the area of retail sales, our main location is in a high visibility, high traffic, and high growth area.
Internet Sales Competition
          Moderate competition exists on the Internet. There are many small companies offering medical supplies on the Internet; however, they do not display the product in full detail nor do they provide for Medicare or Insurance Billing. In some cases, these sites merely showcase the products, but do not offer on-line product ordering requiring the consumer to either fax in an order form or visit their shop. We plan on utilizing state of the art web-tools and services along with National advertising to successfully brand its name and subsequently capture e-commerce sales.

Technology Systems
          Because customer service and billing Medicare are a major focus of its business, we have completed and installed one of the industry’s most popular, fully HIPPA compliant, and user-friendly billing systems. In addition to auto-billing all four Medicare Regional Part B regional centers, it also generates billing to over 5000 insurance companies, nationwide. Medicare reimbursement and code requirements are kept current and posting of accounts receivable is done automatically from information downloaded from Medicare. We have written customized software integrated with the Network version of Goldmine to handle contact management, generate customized forms and mailings, and facilitate rapid intake of new customers following a carefully conceived intake protocol which captures and preserves essential customer data.
          For communications, we utilize the 3Comm NBX 100 digital telephone system, which is capable of handling hundreds of phones and is easily operated in a Windows-friendly user interface. This system has the capacity to interface with our contact management systems and provide pop-up screens, and various other vital information management uses.
          In March, 2005, we acquired three state—of-the-art high performance Dell PowerEdge 2850 hyper-threading Xeon dual-processor servers, redundant power supplies and 1 TB storage capacity and for back-up a Dell Poweredge tape back up with 5 TB compressed capacity. For power-back up, we have an APC 4kba battery back up (8 hours) for our main servers, and for our 5 other servers, we have three APC 1400’s (1 hour each). We use various Microsoft operating systems (NT 4.0, NT 4.0 Server, Win 2000, Win XP Professional, Windows Server 200.) and various third-party licensed Microsoft Windows-friendly applications including Fastrack for customer ordering and electronic order submissions, Goldmine for pre-customer sales lead and customer CRM, Medforce Scan for digital document imaging, SQL Server 2000 for database management, UPS Worldship 7.0+ for shipment processing and tracking and Microsoft Visual Basic for special-purpose application-specific applications.
          We subcontract the hosting and maintenance of the www.liberatormedical.com web site to VGM Forbin located in Waterloo, Iowa. Credit card information is processed using industry-standard secure 128-bit SSL (secure-sockets-layer) web sessions and credit card information is never stored in the associated Liberator SQL backend database to reduce liability risks.
Intellectual Property
          As of the date of this prospectus, we have one registered trademark/servicemark, “Liberator” and our stylized logo.
Government Regulation and Reimbursement
          As a provider of medical supplies, we are subject to government regulation, including numerous laws directed at preventing fraud and abuse and laws regulating reimbursement under various government programs. The marketing, billing, documenting and other practices of medical supply providers are subject to government scrutiny. To ensure compliance with Medicare and other regulations, regional health insurance carriers routinely conduct audits and request patient records and other documents to support claims submitted for payment of products shipped to customers. Similarly, government agencies periodically open investigations and obtain information from healthcare providers pursuant to the legal process. Violations of federal and state regulations can result in severe criminal, civil and administrative penalties and sanctions, including disqualification from Medicare and other reimbursement programs.
          Healthcare is an area of rapid regulatory change. Changes in the laws and regulations and new interpretations of existing laws and regulations may affect permissible activities, the relative costs associated with doing business, and reimbursement amounts paid by federal, state and other third-party payers. We cannot predict the future of federal, state and local regulations or legislation, including Medicare and Medicaid statutes and regulations. Future legislative and regulatory changes could have a material adverse impact on us.
Medicare

          Medicare is a federally funded program that provides health insurance coverage for qualified persons age 65 or older and for some disabled persons. The majority of the products that we provide are reimbursable by Medicare, and are therefore subject to extensive regulation. Medicare payments are sometimes lower than the payments of other third-party payers, such as traditional indemnity insurance companies. Current Medicare reimbursement guidelines stipulate, among other things, that quarterly orders of diabetes supplies to existing patients be verified with the patients before shipment and that all doctors’ orders for supplies be re-validated every twelve months through the receipt of new doctors’ orders.
          We accept assignment of Medicare claims, as well as claims with respect to other third-party payers, on behalf of our patients. We process claims, accept payments and assume the risks of delay or nonpayment. We also employ the administrative personnel necessary to transmit claims for product reimbursement directly to Medicare and private health insurance carriers. Medicare reimburses at 80% of the government-determined fee schedule amounts for reimbursable supplies, and we bill the remaining balance either to third-party payers or directly to patients.
          Our compliance with Medicare regulations may be reviewed by federal or state agencies, including the U.S. Department of Health and Human Services’ Office of Inspector General, the Department of Justice, and the U.S. Food and Drug Administration.
Health Insurance Portability and Accountability Act
          Numerous federal and state laws and regulations, including the Health Insurance Portability and Accountability Act of 1996, or HIPPA, govern the collection, dissemination, use and confidentiality of patient-identifiable health information. As part of our provision of, and billing for, diabetes testing and pharmacy supplies, we are required to collect and maintain patient-identifiable health information. New health information standards, whether implemented pursuant to HIPAA, congressional action or otherwise, could have a significant effect on the manner in which we handle healthcare related data and communicate with payers, and the cost of complying with these standards could be significant. If we do not comply with existing or new laws and regulations related to patient health information, we could be subject to criminal or civil sanctions.
Other Regulation
          Numerous federal, state and local laws relating to controlled drug substances, safe working conditions, environmental protection, fire hazard control and disposal of hazardous or potentially hazardous substances apply to portions of our operations. For example, the Drug Enforcement Administration, or DEA, regulates controlled drug substances, such as narcotics, under the Controlled Substances Act and the Controlled Substances Import and Export Act. Manufacturers, distributors and dispensers of controlled substances must be registered and inspected by the DEA, and are subject to inspection, labeling and packaging, export, import, security, production quota, record keeping and reporting requirements. To the extent we engage in new activities or expand current activities into new states, the cost of compliance with applicable regulations and licensing requirements could be significant.
Properties
          We rent 30,000 square feet of space at our headquarters in Stuart, Florida, at a monthly rental of $35,000. Our lease expires on July 31, 2012. Of that space, approximately 12,000 square feet is used to house our call center and administrative offices and approximately 13,000 square feet is used for our warehouse and shipping. The remaining 5,000 square feed is being built out for additional call center and administrative offices.
          We also rent an additional 7,000 square feet of space in Stuart, Florida, of which 4,000 square feet are used for our retail sales facility and the balance for storage. We have made arrangements for several of the nation’s largest medical distributors to drop ship thousands of different products throughout the United States for modest handling charges, which reduces the space necessary for storage.

          We believe that our existing facilities are suitable as office, storage and laboratory space, and are adequate to meet our current needs. We also believe that our insurance coverage adequately covers our current interest in our leased space. We do not own any real property for use in our operations or otherwise.
Employees
          We do not have any employees; however, Liberator Medical Supply, a direct wholly-owned subsidiary of ours, has three employees and Liberator Health and Education Services, an indirect wholly-owned subsidiary of ours, has seventy-three full-time employees who provide services to us. No employee of ours or Liberator Medical Supply or Liberator Health and Education Services, is a member of any union, nor have they entered into any collective bargaining agreements. We believe that our relationship with our employees is good.
Legal Proceedings
          From time to time, we may be involved in litigation relating to claims arising out of our operations in the normal course of business. We are not aware of any pending or threatened legal proceeding that, if determined in a manner adverse to us, could have a material adverse effect on our business and operations.

MANAGEMENT
Directors
          The name and age of our sole director as of December 11, 2008, his position with us, his principal occupation, and the period during which he has served as a director of our company are set forth below. Our sole director will hold office until the next annual meeting of shareholders or until his successor is elected and qualified.

			Director
Name	Age	Position(s) Held	Since
Mark Libratore	57	President, Chief Executive Officer and Director	2007
          Mark Libratore. In 1990, Mr. Libratore founded Liberty Medical Supply, Inc., which has become the nation’s largest direct-to-consumer diabetic supplier. Mr. Libratore sold this business to PolyMedica Corporation (PLMD) in August 1996 and remained President of Liberty Medical and Senior Vice President of PolyMedica until February 1999. Mr. Libratore founded Liberator Medical Supply, Inc. in 1999.
Board Committees; Designated Directors; and Director Independence
          Our board of directors is currently composed of one individual and we do not have any committees. One of the larger shareholders with significant financial expertise has advised us that he is willing to serve on our board of directors, but had not been installed at the time. It is intended that our board of directors will increase in number as our business continues to grow, and that in the future our board of directors, as members are added, will establish an audit committee, one of the members of which will be an “audit committee financial expert,” as such term is defined in the rules of the SEC.
          Our common stock is not listed on a national securities exchange and therefore, we are not subject to any corporate governance requirements regarding independence of board or committee members. However, we have chosen the definition of independence contained in the American Stock Exchange listing standards as a benchmark to evaluate the independence of our directors. Under the AMEX listing standards, an “independent director” of a company means a person who is not an officer or employee of the company or its subsidiaries and who the board of directors has affirmatively determined does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. After review of all relevant transactions or relationships between our sole director, or any of his family members, and our company, our senior management and our independent registered public accounting firm, our board has determined that our sole director is not independent directors within the meaning of the applicable AMEX listing standards.
Code of Ethics
          We adopted a Code of Conduct and Ethics that applies to all officers, directors and employees of our company.
Executive Officers
          Set forth below are the names, ages and titles of all of our executive officers as of December 11, 2008. Each officer serves until the first meeting of the board of directors following the next annual meeting of the shareholders and until his or her successor is duly elected and qualified.

Name	Age	Position(s) with Us
Mark Libratore	57	President, Chief Executive Officer, Director
Robert Davis	62	Chief Financial Officer
John Leger	53	Chief Operating Officer

The business experience of each of the persons listed above during the past five years is as follows:
          Mark Libratore. Mark Libratore serves as President Chief Executive Officer of our company. His complete biography is set forth above under the caption “Management Directors”.
          Robert Davis. Robert Davis, has a Masters degree in Accounting, University of Houston, and holds a CPA certificate from the State of Texas. Mr. Davis has held numerous financial executive-level positions as Comptroller and Vice President of Finance for companies such as controller for a Manufacturer of Jet Engine parts, TurboCombustor Corp., Data Development Inc., and Caribbean Computer Corp., and served as CFO and Manager of Financial Planning for Liberty Medical Supply, Inc. from 1995 to 1999. He has been the controller and Chief Financial Officer of Liberator Medical Supply, Inc., since its organization.
          John Leger. John Leger joined Liberator in April 2006. John was the Senior VP of Operations at Liberty Medical Supply from December 1991 through January 2004. He was responsible for diabetic call center operations, customer services, repeat customer sales, document acquisition and management, claims processing to Medicare, mail services, shipping, receiving, and purchasing. Mr. Leger worked closely with Mark Libratore in building the mail order diabetes business to $100M in annualized sales, and stayed on with the company through its growth to over 650,000 active customers. Due to an agreement not to compete with Liberty during a severance agreement period, John made his expertise available as an independent consultant until he joined Closer Healthcare, Inc. as a VP of Operations in 2005. Closer is a mail order provider of diabetes testing supplies and primarily serviced customers in national clinical trials as well as the managed care sector. He spent a year with Closer prior to joining Liberator Medical.
          There are no family relationships between any of our executive officers or directors.
Summary Compensation of Executive Officers
Compensation Discussion and Analysis
          The individuals who served as our chief executive officer, our chief financial officer and our chief operating officer during fiscal year ended September 30, 2008, are referred to herein as the “named executive officers.” We do not have a compensation committee because there is only one director, our Chief Executive Officer and President. Compensation for the named executive officers was determined by our Chief Executive Officer and President, as the sole director. We plan to expand our board of directors during our fiscal year ending September 30, 2009 and, if feasible, to establish a compensation committee comprised of independent directors.
Compensation Philosophy and Objectives
          Our compensation program for the named executive officers is intended to attract, retain, motivate and appropriately reward talented executives who can contribute significantly to our financial growth and success, and thereby build value for our stockholders over the long term. The program has the following specific goals:
•	To offer a total compensation package to the named executive officers that is competitive in the marketplace for executive talent.

•	To motivate the named executive officers to achieve our business objectives by providing incentive compensation awards that take into account our overall performance and that measure performance against those business objectives.

•	To provide equity-based, long-term compensation arrangements that creates meaningful incentives for the named executive officers to maximize our near and long-term future performance that aligns their interests with our shareholders’ and encourage the named executive officers to remain with us.
To achieve these objectives, our board of directors is developing certain processes for setting named executive officer compensation and is constructing an overall compensation program that consists of a number of elements, as described below.

Employment Agreements
          On December 1, 2008, we entered into employment agreements with Mark A. Libratore, to secure his continued service as our President and Chief Executive Officer, with Robert Davis to secure his continued service as our Chief Financial Officer, and with John Leger to secure his continued service as our Chief Operating Officer. The employment agreement for Mr. Libratore has a two-year term and the employment agreement for each of Messrs. Davis and Mr. Leger has a one-year term, which term, in each case, will be automatically extended prior to the end of then current term for successive one-year periods until either we or the executive officer notifies the other party at least 90 days prior to the end of the term that such party does not wish to further extend the term. Each employment agreement provides for a minimum annual salary of $260,000, $190,000 and $160,000, in the case of Messrs. Libratore, Davis and Leger, respectively, which salary shall be reviewed annually by our board of directors (or committee thereof) and adjusted upward, at the sole discretion of our board of directors (or committee thereof). Pursuant to the agreements, each of Messrs. Libratore, Davis and Leger shall be eligible to receive additional cash incentive compensation pursuant to our annual bonus plan then in effect, and the target annual bonus for each of Messrs. Libratore, Davis and Leger shall be up to 15%, 10% and 10%, respectively, of such executive officer’s annual base salary, with the actual bonus to be based upon such individual and/or company performance criteria established for each fiscal year by our board of directors in consultation with the executive officer. Each executive officer also shall be eligible to participate in distributions from the quarterly executive bonus plan configured by our President and Chief Financial Officer.
          Each executive officer shall be entitled to participate in our stock purchase plan and to be considered by our board of directors (or compensation committee of our board of directors, if any) for grants or awards of stock, stock options or warrants under any of our stock incentive or similar plans in effect from time to time. During the term, each executive officer shall be eligible to participate in such health and other group insurance and other employee benefit plans and programs in effect from time to time on the same basis as other senior executives. In addition, during the term of his agreement, Mr. Libratore shall be entitled to a minimum monthly automobile allowance of $799, plus gas expense.
          The employment agreements provide that each executive officer will be entitled to severance benefits. If the executive officer’s employment is terminated during the term by us other than for Cause or Disability (each as defined below), or by the executive officer for Good Reason (as defined herein), the executive officer will be entitled to receive (i) his pro-rata bonus for the fiscal year of termination, (ii) payment of an amount equal to the sum of 1/12 of his annual base salary and 1/12 of the target annual bonus each month for 18 months, 12 months and six months, in the case of Messrs. Libratore, Davis and Leger, respectively, following termination, and (iii) continuation of medical benefits on the same terms as active senior executives for 18 months, 12 months and six months, in the case of Messrs. Libratore, Davis and Leger, respectively, following termination. In addition, all of the executive officer’s unvested options outstanding at the time of such termination will become fully vested. If the executive officer’s employment with us is terminated due to the executive officer’s death or Disability, the executive officer (or his estate, if applicable) will be entitled to receive (i) the pro-rata bonus and (ii) option vesting. Receipt of the severance payments, continued medical coverage and option vesting shall be conditioned on the executive officer’s continued compliance with the non-disclosure, non-competition and non-solicitation obligations under the employment agreement. For purposes of the employment agreements, the following terms have the following meanings:
          “Cause” means termination upon (i) the willful and continued failure by executive officer to substantially perform his duties or the oral or written instructions of our President, Chief Executive Officer and/or board of Directors (other than any such failure resulting from executive officer’s incapacity due to physical or mental illness) after an oral or written demand for substantial performance is delivered to executive officer by our President, Chief Executive Officer of board of directors, which demands specifically identifies the manner in which President, Chief Executive Officer of board of directors believes that executive officer has not substantially performed his duties or complied with an instruction from our President, Chief Executive Officer of board of directors; (ii) the willful engaging by executive officer in conduct that is demonstrably and materially injurious to us; (iii) the failure to observe material policies generally applicable to our officers or employees; (iv) the failure to cooperate with any internal investigation of our company or any of our affiliates; (v) commission of any act of fraud, theft or financial dishonesty with respect us or any of our affiliates or indictment or conviction of any felony; or (vi) material violation of the provisions of the employment agreement.
          “Disability” means the executive officer is entitled to receive long-term disability benefits under our long-term disability plan in which the executive officer participates, or, if there is no such plan, the executive officer’s inability, due to physical or mental ill health, to perform the essential functions of the executive officer’s job, with or without a reasonable accommodation, for 180 days during any 365 day period irrespective of whether such days are consecutive.
          “Good Reason” means (i) a material and adverse change in the executive officer’s duties or responsibilities; (ii) a reduction in the executive officer’s base salary or target annual bonus; (iii) a relocation of the executive officer’s principal place of employment by more than 50 miles; or (iv) breach by us of any material provision of the employment agreement; provided, that the executive officer must give notice of termination for Good Reason within 60 days of the occurrence of the first event giving rise to Good Reason.
          During the term of the employment agreements and for a period of 18 months thereafter, subject to applicable law, the executives will be subject to restrictions on competition with us and restrictions on the solicitation of our customers and employees. For all periods during and after the term, the executives will be subject to nondisclosure and confidentiality restrictions relating to our confidential information and trade secrets.
Summary Compensation Table
The following table provides summary information regarding compensation earned by Messrs. Libratore, Davis and Leger, whom we refer to herein as our “named executive officers,” during the fiscal years ended September 30, 2008 and September 30, 2007.

Name and principal			Bonus	Option	All Other
position	Year	Salary($)	($)	Awards($)	Compensation($)(1)	Total($)
Mark A. Libratore	2008	$130,013	$24,713	$12,894	$40,078	$207,698
President and Chief	2007	$95,000	$-0-	$-0-	$17,907	$112,907
Executive Officer

Robert Davis	2008	$92,497	$19,951	$15,892	$2,458	$130,798
Chief Financial Officer	2007	$65,769	$-0-	$-0-	$2,458	$68,227

John Leger	2008	$125,017	$17,332	$9,536	$2,458	$154,343
Chief Operating Officer	2007	$91,346	$-0-	$-0-	$2,458	$93,804

(1)	The “All Other Compensation” includes expenses paid on behalf of the named executive officers for health insurance, life insurance, transportation and certain other personal expenses.
Outstanding Equity Awards at Fiscal Year End
          On September 14, 2007, we issued options to the named executive officers and others under our 2007 Stock Plan. On January 2, 2008, we rescinded all outstanding options effective as of their date of issuance because they did not conform to the 2007 Stock Plan. Accordingly, there were no outstanding equity awards at 2007 fiscal year end. On January 2, 2008, we issued new options under, and in conformity with, our 2007 Stock Plan to the named executive officers and others in the same amounts, and under the same terms, as the rescinded options. On February 16, 2008, we rescinded all outstanding options effective as of their date of issuance. Also on February 16, 2008, we issued new options under, and in conformity with, our 2007 Stock Plan to certain employees, not including the named executive officers, in the same amounts, and under the same terms, as the rescinded options. On April 14, 2008, we issued new options under and in conformity with, our 2007 Stock Plan to the named executive officers and one other employee, in the same amounts, and under the same terms, as the rescinded options. Our outstanding equity awards at fiscal year end are set forth in the following table:

OUTSTANDING EQUITY AWARDS AT YEAR END

Equity incentive
	Option Awards		Plan awards:
	Number of	Number of	Number of
	Securities	securities	Securities
	Underlying	Underlying	Underlying
	Unexercised	unexercised	Unexercised	Option	Option
	Options(#)	options	Unearned	Exercise	Expiration
	exercisable	unexercisable	Options(#)	Price($)	Date
Mark Libratore	50,000	50,000	100,000	$0.825	April 14, 2013
Robert Davis	50,000	50,000	100,000	$0.750	April 14, 2013
John Leger	30,000	30,000	60,000	$0.750	April 14, 2013
Potential Payments Upon Termination
We have employment agreements with the named executive officers and one additional employee. These employment agreements provide for potential payments upon termination upon the occurrence of certain events. See “—Employment Agreements.”
2007 Stock Plan
Our 2007 Stock Plan (the “2007 Plan”) was adopted by our board of directors on September 14, 2007 and was approved by our stockholders at our annual stockholder meeting on September 10, 2008. Stock options, stock appreciation rights, or SARs, stock awards and cash awards may be granted under the 2007 Plan. Each is referred to as an award in the 2007 Plan. Options granted under the 2007 plan may be either “incentive stock options,” as defined under Section 422 of the Internal Revenue Code of 1986, as amended, or “non-statutory stock options.”
The 2007 Plan is administered by the board of directors acting as a whole or by a delegated officer or officers in certain instances. Awards under the 2007 plan may be granted to our employees, directors and consultants. Incentive stock options may be granted only to our employees. The administrator, in his discretion, approves awards granted under the 2007 Plan. Generally, if an awardees’ service to us terminates other than by reason of death, disability, and retirement or for cause, vested options and SARs will remain exercisable for a period of thirty days.
The plan terminates on September 13, 2017. In the event of a termination of service of a participant or death of a participant, the award grant may provide for exercise within a reduced period. Unless otherwise determined by the administrator, awards granted under the 2007 Plan are not transferable other than by will, domestic relations order, or the laws of descent or distribution may be exercised during the awardees’ lifetime only by the awardees. The administrator determines the exercise price of options at the time the options are granted. The exercise price of an incentive stock option may not be less than 100% of the fair market value of our common stock on the date of grant. The term of an option may not be more than ten years from the date of grant. No option may be exercised after the expiration of its term. Any incentive stock option granted to a ten percent stockholder may not have a term of more than five years. The administrator may grant SARs alone, in addition to, or in tandem with, any other awards under the plan. An SAR entitles the participant to receive the amount by which the fair market value of a specified number of shares on the exercise date exceeds an exercise price established by the administrator. The excess amount will be payable on ordinary shares, in cash or in a combination thereof, as determined by the administrator. The terms and conditions of an SAR will be contained in an award agreement. The grant of an SAR may be made contingent upon the achievement of objective performance conditions.
The administrator may grant stock awards such as bonus stock, restricted stock or restricted stock units. Generally, such awards will contain vesting features such that awards will either not be delivered, or may be repurchased by us at cost, if the vesting requirements are not met. The administrator will determine the vesting and shared delivery terms.

The following table presents details of Liberator’s equity compensation plan as of September 30, 2008:

		Weighted-
	Stock Options	Average Exercise	Shares Available
	Outstanding	Price per Share	To Grant
2007 Employee Stock Incentive Plan	480,000	$0.77	520,000

Compensation of Directors
          We have one director, Mark A. Libratore, who does not receive any compensation as a director.
Compensation Committee Interlocks and Insider Participation
          We do not have a compensation committee. Our board of directors, which consists of one director, who is our President and Chief Executive officer, determines the compensation of our named executive officers. All compensation for our other employees is determined by our executive officers on the basis of the value of an employee or a contracted service to us. Our compensation for our named executive officers and managers is determined by our financial results. Base salaries are supplemented by cash performance bonuses determined by our board of directors in January of each year based on the prior year financial results. Our board of directors also recognizes that those named executive officers and managers may also be shareholders and accordingly who share in dividends paid by us from our earnings. In addition, compensation by other companies of like size for comparable services and other factors specific to each determination of compensation are taken into consideration.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL
OWNERS AND MANAGEMENT
               The following table sets forth information regarding ownership of shares of our common stock, as of December 11, 2008:
•	by each person known by us to be the beneficial owner of 5% or more of our common stock;

•	by each of our directors and executive officers; and

•	by all of our directors and executive officers as a group.
Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated. For purposes of the table below, in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, a person is deemed to be the beneficial owner, of any shares of our common stock over which he or she has or shares, directly or indirectly, voting or investment power or of which he or she has the right to acquire beneficial ownership at any time within 60 days. As used in this prospectus, “voting power” is the power to vote or direct the voting of shares and “investment power” includes the power to dispose or direct the disposition of shares. Common stock beneficially owned and percentage ownership as of December 11, 2008 was based on 32,050,366 shares outstanding. Unless otherwise indicated, the address of each beneficial owner is c/o Liberator Medical Holdings, Inc., 2979 SE Gran Park Way, Stuart, Florida 34997.

Name and Address	Number of Shares		Percent
5% Beneficial Owners:

Shaihesh C. Zaveri (1)	2,985,342		8.96%
and Mayuri S. Zaveri 6559 N. Country Club Rd. Mattoon, IL 61938

Millennium Partners, L.P.(2)	3,478,117	(3)	9.99%
c/o Millennium Management LLC 666 Fifth Avenue, 8th Floor New York, NY 10103

Directors and Executive Officers:

Mark A. Libratore	19,638,867	(4)	54.42%
President and Chief Executive Officer and Director 2979 SE Gran Park Way Stuart, FL 34997

Robert Davis, Chief Financial Officer	193,000	(5)	*
2979 SE Gran Park Way Stuart, FL 34997

John Leger, Vice President, Operations	145,000	(6)	*
2979 SE Gran Park Way Stuart, FL 34997

All directors and executive officers as a group (3 persons)	19,976,867	(7)	55.1%

*	Less than one percent (1%).

(1)	Information with respect to the reporting person is derived from a Schedule 13G/A filed with the SEC on behalf of the reporting person on February 13, 2008.

(2)	Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the managing partner of Millennium Partners, L.P., a Cayman Islands exempted limited partnership (“Millennium Partners”), and the manager of Millenco LLC, a Delaware limited liability company (“Millenco”), and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners or Millenco. Israel A. Englander is the managing member of Millennium Management and as a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The foregoing should not be construed in and of itself as an admission by Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Millennium Partners or Millenco. The foregoing information is derived from the reporting person and a Schedule 13D filed with the SEC on behalf of the reporting person on June 2, 2008, as amended.

(3)	Represents an aggregate of (i) 712,500 shares of our common stock held by Millenco, (ii) 4,375,000 shares of our common stock issuable upon conversion of an outstanding senior convertible note held by Millennium Partners in the original principal amount of $3,500,000, at an initial conversion price of $0.80 per share, subject to adjustment, which matures on May 22, 2010, (iii) 3,333,334 shares of our common stock issuable upon conversion of an outstanding senior convertible note held by Millennium Partners in the original principal amount of $2,500,000, at an initial conversion price of $0.75 per share, subject to adjustment, which matures on October 17, 2010, (iv) 4,375,000 shares of our common stock issuable upon exercise of a warrant held by Millennium Partners at an initial exercise price of $1.00 per share, subject to adjustment, which has a term of five years, and (v) 1,166,667 shares of our common stock issuable upon exercise of a warrant held by Millennium Partners at an initial exercise price of $1.25 per share, subject to adjustment, which has a term of three years; provided, however, that the number of shares of our common stock into which such senior convertible notes and warrants is limited pursuant to the terms of the senior convertible notes and the warrants to that number of shares of our common stock which would result in Millennium Partners (together with its affiliates) having aggregate beneficial ownership of not more than 9.99% of our total issued and outstanding common stock. Thus, as of December 11, 2008, Millennium Partners may be deemed to beneficially own approximately 3,478,117 shares of our common stock, which represents approximately 9.99% of the outstanding shares of the issued and outstanding shares of our common stock as of such date.

(4)	Includes 3,996,009 shares underlying options exercisable by Mr. Libratore within 60 days of December 11, 2008. Does not include 25,000 shares underlying options that are not exercisable within 60 days of December 11, 2008.

(5)	Includes 75,000 shares underlying options exercisable, and 18,000 shares underlying convertible debt and warrants convertible or exercisable, as the case may be, by Mr. Davis within 60 days of December 11, 2008. Does not include 25,000 shares underlying options that are not exercisable within 60 days of December 11, 2008.

(6)	Includes 45,000 shares underlying options exercisable by Mr. Leger within 60 days of December 11, 2008. Does not include 15,000 shares underlying options that are not exercisable within 60 days of December 11, 2008.

(7)	See Footnote Nos. (4) through (6)

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          Mark Libratore, our President and Chief Executive Officer of each of us and Liberator Medical Supply, has loans outstanding from Liberator Medical in the amount of $1,664,649 at September 30, 2008. These notes bear interest at an annual rate of eight percent (8%) and eleven percent (11%). Pursuant to our acquisition of Liberator Medical (discussed below), we have assumed the notes. Mr. Libratore has committed not to call any of his notes payable through October 1, 2009. Our Company’s obligations to Mr. Libratore are payable on demand and are not collateralized. Mr. Libratore has committed not to call any of his notes payable through October 1, 2009.
          Since 2005, we have utilized the services of the employees of Liberator Services Corporation, a company owned by Mark Libratore, our President and Chief Executive Officer, sole director and majority shareholder, Robert Davis, our Chief Financial Officer and one of our shareholders, and one of our other shareholders. We paid Liberator Services Corporation an aggregate amount of $1,035,000 and $885,500 during the nine-month period ended September 30, 2007 and the nine-month period ended June 30, 2008, respectively, as reimbursement for expenses incurred by Liberator Services Corporation for employment services provided to us during such periods. On July 1, 2008, our wholly-owned subsidiary, Liberator Medical Supply, Inc., acquired all of the outstanding shares of capital stock of Liberator Services Corporation from Mr. Libratore, Mr. Davis and one of our other shareholders in exchange for an aggregate amount of $3.00. On July 15, 2008, we changed the name of Liberator Services Corporation to Liberator Health and Education Services, Inc.
          We believe that all of the transactions set forth above were made on terms no less favorable to us than could have been obtained from unaffiliated third parties. All future transactions between us and our officers, directors and principal shareholders and their affiliates will be on terms no less favorable than could be obtained from unaffiliated third parties and will be approved by our audit committee or another independent committee of our board of directors when such committee is formed.

DESCRIPTION OF SECURITIES TO BE REGISTERED
          A description of the securities to be registered pursuant to the registration statement of which this prospectus forms a part is set forth below. The following description is a summary and is subject in all respects to our articles of incorporation our bylaws and Nevada law.
          As of December 11, 2008, we had issued and outstanding (i) options to purchase an aggregate of 4,411,009 shares of our common stock at exercise prices ranging from $.0001 to $.825 per share; (ii) convertible notes in the aggregate principal amount of $9,266,334, which are convertible at conversion prices ranging from $.50 per share to $.80 per share; and (iii) warrants to purchase an aggregate of 10,661,843 shares of our common at exercise prices ranging from $.80 to $2.00 per share.
Common Stock
          We are authorized to issue up to 200,000,000 shares of common stock, par value $0.001 per share, of which 32,050,366 shares are currently issued and outstanding, 1,000,000 shares are reserved for issuance pursuant to our stock option and purchase plans and 23,849,186 shares are reserved for issuance pursuant to securities exercisable, exchangeable for, or convertible into, shares of common stock. Each outstanding share of common stock entitles the holder thereof to one vote per share on matters submitted to a vote of shareholders. There is no cumulative voting for the election of our Board of Directors. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Holders of our common stock are entitled to receive ratably such dividends, if any, as may be declared by our Board of Directors out of funds legally available therefore. Upon our liquidation, dissolution, or winding up, the holders of our common stock will be entitled to share ratably in our assets of which are legally available for distribution, after payment of all debts and other liabilities.
Convertible Notes and Warrants
          On May 22, 2008, we closed a private placement consisting of a convertible note and a warrant to purchase an aggregate of 8,750,000 shares of our common stock for gross proceeds of $3.5 million. The note is convertible into shares of our common stock at an initial conversion price of $0.80 per share, subject to adjustment, and matures on May 22, 2010. The note is a senior unsecured obligation of ours and accrues interest at the rate of 3% per annum, paid semi-annually on each November 15 and May 15. The note is unconditionally guaranteed by Liberator Medical Supply. The conversion price of the note will be reduced if, among other things, we issue shares of common stock or securities exercisable, exchangeable or convertible for or into shares of common stock (“common stock equivalents”) at a price per share less than both the conversion price then in effect and $0.75, subject to certain exclusions.
          The warrants have a term of five years and are exercisable for up to 4,375,000 shares of our common stock at an exercise price $1.00 per share, subject to adjustment. The exercise price of the warrants will be reduced if, among other things, we issue shares of our common stock or common stock equivalents at a price per share less than both the exercise price then in effect and the closing sale price of our common stock for any of the 10 consecutive trading days immediately preceding such issuance, subject to certain exclusions.
          Registration Rights
          In connection with the private placement we completed in May 2008, we entered into a registration rights agreement with Millennium Partners, L.P., pursuant to which we agreed to file a registration statement with the Securities and Exchange Commission, or the SEC, covering the shares issuable upon conversion of the note and upon exercise of the warrant issued to Millennium Partners, L.P. in the private placement by July 30, 2008. Pursuant to the registration rights agreement, we agreed to use commercially reasonable efforts to cause the registration statement to be declared effective within 60 days (or 90 days upon receipt of comments from the SEC after the filing of such registration statement) after July 30, 2008, subject to our right to delay such obligations under certain circumstances.

          In connection with the private placement we completed in October 2008, we entered into a registration rights letter agreement with Millennium Partners, L.P., pursuant to which we agreed, among other things, that only 4,375,000 shares underlying the warrant issued to Millennium Partners, L.P. in May 2008 and 487,252 shares underlying the note issued to Millennium Partners, L.P. in May 2008 would be subject to the registration statement of which this prospectus forms a part. Pursuant to the registration rights letter agreement, we are required to register the remaining 3,887,748 shares underlying the note issued to Millennium Partners, L.P. in May 2008 and the 1,166,667 shares underlying the warrant issued to Millennium Partners, L.P. in October 2008 as promptly as practical after the staff of the SEC permits the filing with the SEC of a new registration statement with respect to such securities. Until either May 22, 2010 or all of the shares underlying the note issued in May 2008 are registered for resale under the Securities Act, whichever occurs first, we are prohibited from filing with the SEC any registration statement (other than any registration statements on Forms S-4 or S-8 or another form not available for registering the shares underlying such note for resale to the public) unless we attempt to include in such registration statement the maximum number of shares underlying the note issued to Millennium Partners, L.P. in May 2008 not registered previously with the SEC that are permitted by the SEC.
          This prospectus forms a part of the registration statement which relates to the registration of 4,375,000 shares underlying the warrant issued to Millennium Partners, L.P. in May 2008 and 487,252 shares underlying the note issued to Millennium Partners, L.P. in May 2008. We will incur customary penalties if the registration statement of which this prospectus forms a part is not declared effective by the SEC on or before February 2, 2009 (which date has been extended by the parties from time to time) but will not incur any penalties for the failure to register with the SEC the remaining 3,887,748 shares underlying the note issued to Millennium Partners in May 2008 or the 1,166,667 shares underlying the warrant issued to Millennium Partners in October 2008.
Limitations on Directors’ Liability
          As permitted by the provisions of the Nevada Revised Statutes, we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.
          We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.
          We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.
          The Nevada Revised Statute also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was:
•	a director, officer, employee or agent of the corporation; or

•	is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to officers, directors or persons controlling our company pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in such Act and is therefore unenforceable
Anti-Takeover Provisions
          Our bylaws contain provisions which could make it more difficult for a third party to acquire us without the consent of our board of directors. Our bylaws impose restrictions on the persons who may call special shareholder meetings.
          The Nevada Revised Statutes contain an affiliated transaction provision that prohibits a publicly-held Nevada corporation from engaging in a broad range of business combinations or other extraordinary corporate transactions with an “interested stockholder” unless, among others, (i) the transaction is approved by a majority of disinterested directors before the person becomes an interested shareholder or (ii) the transaction is approved by the holders of a majority of the corporation’s voting shares other than those owned by the interested shareholder. An interested shareholder is defined as a person who together with affiliates and associates beneficially owns more than 10% of the corporation’s outstanding voting shares. This provision may have the effect of delaying or preventing a change of control of our company even if this change of control would benefit our shareholders.
          Nevada law contains a statue which generally suspends the voting rights of shares of any person who acquired a controlling interest in certain Nevada corporations unless the voting rights of such shares are approved by a majority of the disinterested voting power of the corporation. Pursuant to our bylaws, we have opted out of the application of this statute, which may provide us and our stockholders with greater flexibility in completing future acquisitions or sales of shares of our stock.
Transfer Agent and Registrar
          The transfer agent and registrar for our common stock is Standard Registrar and Transfer. Its address 12528 South 1840 East, Draper, UT 84020 and its telephone number is 801-571-8844.
Listing
          Our common stock is listed on the Pink Sheets under the symbol “LBMH.”

SHARES ELIGIBLE FOR FUTURE SALE
          We cannot predict the effect, if any, that market sales of shares of our common stock or the availability of shares of our common stock for sale will have on the market price of our common stock prevailing from time to time. Sales of substantial amounts of our common stock, including shares issued upon exercise of outstanding warrants, in the public market after this offering could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.
          As of December 11, 2008, 32,050,366 shares of our common stock were outstanding. All of these shares are freely tradable without restriction or further registration under the Securities Act of 1933, as amended, except for any shares held by our affiliates, as that term in is defined in Rule 144 under the Securities Act.
          Restricted shares may be sold in the public market only if registered or if they qualify for an exemption from registration under Rule 144 promulgated under the Securities Act, which rules are summarized below. As of December 11, 2008, all of the outstanding 15,842,858 shares of common stock that are held by our officers and directors (excluding shares issuable upon exercise of outstanding options held by our officers and directors) are eligible for sale under Rule 144.
Rule 144
          The SEC adopted amendments to Rule 144, which became effective on February 15, 2008 and apply to securities acquired both before and after that date. Under these amendments, a person who has beneficially owned restricted common stock for at least six months would be entitled to sell their securities provided that (i) such person is not deemed to have been one of our affiliates at the time of, or at any time during the three months preceding, a sale and (ii) we are subject to the Exchange Act periodic reporting requirements for at least three months before the sale.
          Persons who have beneficially owned restricted common stock for at least six months but who are our affiliates at the time of, or at any time during the three months preceding, a sale, would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of either of the following:
•	1.0% of the number of ordinary shares then outstanding, which will equal 411,504 shares immediately after this offering; or

•	the average weekly trading volume of the ordinary shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.
Sales under Rule 144 are also limited by manner of sale provisions, notice requirements and the availability of current public information about us.

SELLING SECURITYHOLDER
          This prospectus relates to the possible resale or other disposition by the selling securityholder of 4,862,252 shares of our common stock. The shares of our common stock underlying securities held by the selling securityholder are being registered for resale by the selling securityholder from time to time. See “Plan of Distribution.” The securities held by the selling securityholder were acquired by the selling securityholder, as discussed below.
          Pursuant to a securities purchase agreement, dated as of May 22, 2008, by and among us, our wholly owned operating subsidiary, Liberator Medical Supply, Inc., and the selling securityholder, on May 22, 2008, we closed a private placement consisting of (i) a senior convertible note in the aggregate principal amount of $3,500,000, which accrues interest at the rate of 3% per annum, payable semi-annually on each November 15 and May 15, and is convertible into shares of our common stock at an initial conversion price of $0.80 per share, subject to adjustment, and matures on May 22, 2010 and (ii) a warrant to purchase 4,375,000 shares of our common stock at an initial exercise price $1.00 per share, subject to adjustment, from the date of issuance until the fifth anniversary thereof. The note is unconditionally guaranteed by Liberator Medical Supply.
          In addition, pursuant to a securities purchase agreement, dated as of October 17, 2008, among us, Liberator Medical Supply, and our indirect wholly-owned subsidiary, Liberator Health and Education Services, Inc., as guarantors, and Millennium Partners, L.P., we closed a private placement consisting of (i) a senior convertible note in the aggregate principal amount of $2,500,000, which accrues interest at the rate of 3% per annum, payable semi-annually on each October 15 and April 15, and is convertible into shares of our common stock at an initial conversion price of $0.75 per share, subject to adjustment, and matures on October 17, 2010 and (ii) a warrant to purchase 1,166,667 shares of our common stock at an initial exercise price $1.25 per share, subject to adjustment, from the date of issuance until the third anniversary thereof. The notes are unconditionally guaranteed by Liberator Medical Supply and Liberator Health and Education Services.
          On October 17, 2008, Millennium Partners, L.P. executed a letter agreement pursuant to which it agreed to (i) waive any rights to anti-dilution adjustments they had under the notes and warrants issued to it in the private placement that was completed in May 2008 in connection with the issuance and conversion or exercise, as applicable, of the securities issued pursuant to the private placement we completed in October 2008; (ii) amend the warrants it received in May 2008 to delete the provision which provided the investor with the right to receive the cash value of any unexercised warrants in the event we completed certain fundamental transactions; and (iii) amend the note issued in May 2008 to, among other things, modify the events of default under such note and include a requirement for Liberator Health and Education Services to deliver an unconditional guaranty of our obligations under such note.
          In connection with the private placement we completed in May 2008, we entered into a registration rights agreement with Millennium Partners, L.P., pursuant to which we agreed to file a registration statement with the SEC covering the shares issuable upon conversion of the note and upon exercise of the warrant issued in the private placement by July 30, 2008. Pursuant to the registration rights agreement, we agreed to use commercially reasonable efforts to cause the registration statement to be declared effective within 60 days (or 90 days upon receipt of comments from the SEC after the filing of such registration statement) after July 30, 2008, subject to our right to delay such obligations under certain circumstances. In connection with the private placement we completed in October 2008, we entered into a registration rights letter agreement with Millennium Partners, L.P., pursuant to which we agreed, among other things, that only 4,375,000 shares underlying the warrant issued to Millennium Partners, L.P. in May 2008 and 487,252 shares underlying the note issued to Millennium Partners, L.P. in May 2008 would be subject to the registration statement of which this prospectus forms a part. We will incur customary penalties if the registration statement of which this prospectus forms a part is not declared effective by the SEC on or before February 2, 2009 (which date has been extended by the parties from time to time), but will not incur any penalties for the failure to register with the SEC the remaining to 3,887,748 shares underlying the note.
          Pursuant to the registration rights letter agreement, we are required to register the remaining 3,887,748 shares underlying the note issued to Millennium Partners, L.P. in May 2008 and the 1,166,667 shares underlying the warrant issued to Millennium Partners, L.P. in October 2008 as promptly as practical after the staff of the SEC permits the filing with the SEC of a new registration statement with respect to such securities. Until either May 22,

2010 or all of the shares underlying the note issued in May 2008 are registered for resale under the Securities Act, whichever occurs first, we are prohibited from filing with the SEC any registration statement (other than any registration statements on Forms S-4 or S-8 or another form not available for registering the shares underlying such note for resale to the public) unless we attempt to include in such registration statement the maximum number of shares underlying the note issued to Millennium Partners, L.P. in May 2008 not registered previously with the SEC that are permitted by the SEC.
          Except as described above, no material relationship exists between the selling securityholder and us nor has any such material relationships existed within the past three years.
          The following table lists the selling securityholder and presents certain information regarding its beneficial ownership of our common stock as well as the number of shares of our common stock it may sell from time to time pursuant to this prospectus. This table is prepared based on information supplied to us by the selling securityholder, and reflects holdings as of December 11, 2008. As of December 11, 2008, 32,050,366 shares of our common stock were issued and outstanding. As used in this prospectus, the term “selling securityholder” includes the entity listed below and any donees, pledges, transferees or other successors in interest selling shares received after the date of this prospectus from the selling securityholder as a gift, pledge or other transfer.

	Number of Shares		Common Stock Beneficially
	of Common Stock		Owned After this Offering
	Beneficially	Shares	Number of	Percent
	Owned Prior to the	Being	Shares	of Shares
Selling Securityholder	Offering	Offered	Outstanding	Outstanding
Milennium Partners, L.P. (1)*+	13,962,501 (2)	4,862,252 (3)	9,100,249 (4)	9.99	%(4)

*	Millennium Partners, L.P. is a 5% shareholder of ours.

+	Millennium Partners, L.P. is an affiliate of several broker dealers.

(1)	Millennium Management LLC, a Delaware limited liability company (“Millennium Management”), is the managing partner of Millennium Partners, L.P., a Cayman Islands exempted limited partnership (“Millennium Partners”), and the manager of Millenco LLC, a Delaware limited liability company (“Millenco”), and consequently may be deemed to have voting control and investment discretion over securities owned by Millennium Partners or Millenco. Israel A. Englander is the managing member of Millennium Management and as a result, Mr. Englander may be deemed to be the beneficial owner of any shares deemed to be beneficially owned by Millennium Management. The foregoing should not be construed in and of itself as an admission by Millennium Management or Mr. Englander as to beneficial ownership of the shares owned by Millennium Partners or Millenco.

(2)	Includes an aggregate of (i) 712,500 shares of our common stock held by Millenco, (ii) 4,375,000 shares of our common stock issuable upon conversion of an outstanding senior convertible note held by Millennium Partners in the original principal amount of $3,500,000, at an initial conversion price of $0.80 per share, subject to adjustment, which matures on May 22, 2010, (iii) 3,333,334 shares of our common stock issuable upon conversion of an outstanding senior convertible note held by Millennium Partners in the original principal amount of $2,500,000, at an initial conversion price of $0.75 per share, subject to adjustment, which matures on October 17, 2010, (iv) 4,375,000 shares of our common stock issuable upon exercise of a warrant held by Millennium Partners at an initial exercise price of $1.00 per share, subject to adjustment, which has a term of five years, and (v) 1,166,667 shares of our common stock issuable upon exercise of a warrant held by Millennium Partners at an initial exercise price of $1.25 per share, subject to adjustment, which has a term of three years; provided, however, that the number of shares of our common stock into which such senior convertible notes and warrants is limited pursuant to the terms of the senior convertible notes and the warrants to that number of shares of our common stock which would result in Millennium

Partners (together with its affiliates) having aggregate beneficial ownership of not more than 9.99% of our total issued and outstanding common stock. Thus, as of December 11, 2008, Millennium Partners may be deemed to beneficially own approximately 3,478,117 shares of our common stock, which represents approximately 9.99% of the outstanding shares of the issued and outstanding shares of our common stock as of such date.

(3)	Includes an aggregate of (i) 487,252 shares of our common stock issuable upon conversion of an outstanding senior convertible note held by Millennium Partners in the original principal amount of $3,500,000, at an initial conversion price of $0.80 per share, subject to adjustment, which matures on May 22, 2010, and (ii) 4,375,000 shares of our common stock issuable upon exercise of a warrant held by Millennium Partners at an initial exercise price of $1.00 per share, subject to adjustment, which has a term of five years; provided, however, that the number of shares of our common stock into which such senior convertible note and warrant is limited pursuant to the terms of the senior convertible note and the warrant so that number of shares of our common stock which would result in Millennium Partners (together with its affiliates) having aggregate beneficial ownership of not more than 9.99% of our total issued and outstanding common stock. Thus, as of December 11, 2008, Millennium Partners may be deemed to beneficially own approximately 3,478,117 shares of our common stock, which represents approximately 9.99% of the outstanding shares of the issued and outstanding shares of our common stock as of such date.

(4)	Includes an aggregate of (i) 712,500 shares of our common stock held by Millenco, (ii) 3,887,748 shares of our common stock issuable upon exercise of an outstanding senior convertible note held by Millennium Partners in the original principal amount of $3,500,000, at an initial conversion price of $0.80 per share, subject to adjustment, which matures on May 22, 2010, (iii) 3,333,334 shares of our common stock issuable upon conversion of an outstanding senior convertible note held by Millennium Partners in the original principal amount of $2,500,000, at an initial conversion price of $0.75 per share, subject to adjustment, which matures on October 17, 2010 and (iv) 1,166,667 shares of our common stock issuable upon exercise of a warrant held by Millennium Partners at an initial exercise price of $1.25 per share, subject to adjustment, which has a term of three years; provided, however, that the number of shares of our common stock into which such senior convertible notes and warrant is limited pursuant to the terms thereof so that number of shares of our common stock which would result in Millennium Partners (together with its affiliates) having aggregate beneficial ownership of not more than 9.99% of our total issued and outstanding common stock. Thus, immediately following this offering, Millennium Partners may be deemed to beneficially own approximately 3,478,117 shares of our common stock, which represents approximately 9.99% of the outstanding shares of the issued and outstanding shares of our common stock.

Dollar Value of Securities Underlying the Convertible Note Registered for Resale in this Prospectus
          The closing price per share of our common stock on the Pink Sheets on May 22, 2008, the date we closed our private placement consisting of a convertible note and warrant, was $0.73. Using this share price, the total dollar value of the 487,252 shares of common stock underlying the convertible note being registered hereunder would have been $355,694 on May 22, 2008.
Payments Made in Connection with the May 2008 Private Placement
          The following table discloses the dollar amount of each payment (including the value of any payments to be made in shares of our common stock) in connection with the private placement that was completed in May 2008 that we have made or may be required to make to the selling stockholder, any affiliate of the selling stockholder, or any person with whom the selling stockholder has a contractual relationship regarding the private placement (including any interest payments, liquidated damages, payments made to “finders” or “placement agents,” and any other payments or potential payments).

			Total Payments We
			May Be Required to
	Total Payments We		Make During the
	Have Made or May Be		One Year-Period
	Required to Make		Following Closing
Payments to Selling Securityholder under Securities Purchase Agreement
Indemnification of Selling Securityholder (1)		(1)		(1)

Payments to Selling Securityholder under Convertible Note
Interest payment (2)	$210,000	(3)	$105,000	(4)
Buy-in payment (5)		(5)		(5)
Default premium (6)		(6)		(6)
Adjustment of conversion price and number of shares (7)		(7)		(7)
Late charges (8)		(8)		(8)
Collection and enforcement costs (9)		(9)		(9)

Payments to Selling Securityholder under Warrant
Buy-in payment (10)		(10)		(10)
Adjustment of exercise price and number of shares (11)		(11)		(11)

Payments to Selling Securityholder under Registration Rights Agreement
Indemnification of Selling Securityholder (12)		(12)		(12)
Liquidated damages for failure to register all shares underlying convertible note and warrant issued to Millennium Partners by December 1, 2008 (13)	$21,000	(13)	$21,000	(13)
Fees and disbursements of counsel to Selling Securityholder (14)		(14)		(14)

(1)	Pursuant to the securities purchase agreement, dated May 22, 2008, between us and Millennium Partners, we have agreed to indemnify Millennium Partners and each other holder of the convertible notes and certain of their respective affiliates from losses incurred by them as a result of any misrepresentation or breach by us of any representation, warranty, covenant, agreement or obligation contained in any of the transaction documents delivered by us in connection with the private placement. Although we do not anticipate having to pay any amounts pursuant to this indemnification provision, we are unable to estimate at this time if any such payments will be payable, or, if payable, the amount of such payments.

(2)	Interest on the outstanding principal amount of the convertible note issued to Millennium Partners in May 2008 commenced accruing on May 22, 2008, is computed on the basis of a 365-day year and actual days elapsed and is payable in cash semi-annually, in arrears, on November 15 and May 15 of each year, with the first interest date being November 15, 2008. The interest rate is 3% per annum; provided, that the interest rate shall be increased to 10% per annum from and after the occurrence and during the continuance of an event of default under the convertible note. Although we do not anticipate having to pay the applicable interest rate in the event of default, we are unable to estimate at this time if any such payments will be payable, or, if payable, the amount of such payments.

(3)	The total amount of interest assumes an interest rate of 3% per annum payable from May 22, 2008 through May 22, 2010, the maturity date of the convertible note.

(4)	The total amount of interest assumes an interest rate of 3% per annum payable from May 22, 2008 through May 22, 2009.

(5)	If within five (5) trading days after our receipt of a conversion notice with respect to the convertible note, we fail to issue and deliver a certificate to the holder or credit the holder’s balance account with the Depository Trust Company for the number of shares of common stock to which the holder is entitled upon such holder’s conversion of the note, and if on or after such trading day the holder purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by the holder of common stock issuable upon such conversion that the holder anticipated receiving from us, then we shall, within five (5) business days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the holder’s total purchase price (including brokerage commissions and other out-of-pocket expenses, if any) for the shares of common stock so purchased, which refer to as the “Buy-In Price,” at which point our obligation to deliver such certificate (and to issue such common stock) shall terminate, or (ii) promptly honor our obligation to deliver to the holder a certificate or certificates representing such common stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of common stock, times (B) the weighted average price on the date of conversion. Although we do not anticipate having to make a buy-in payment, we are unable to estimate at this time if any such payments will be payable, or, if payable, the amount of such payments.

(6)	Upon the occurrence of an event of default under the convertible note, the holder may declare the convertible note immediately due and payable, and we will be required to pay the holder in cash the sum of (i) the product of all outstanding principal, multiplied by 115%, (ii) the accrued and unpaid interest thereon and (iii) accrued and unpaid late charges, if any. Although we do not anticipate having to pay any default premium, we are unable to estimate at this time if any such default premium will be payable, or, if payable, the amount of such premium.

(7)	The convertible note contains certain anti-dilution protections upon the occurrence of certain events, including, but not limited to, our issuance of stock dividends or stock splits, and certain weighted average anti-dilution protections in the event that, subject to certain exceptions, we issue shares of common stock or securities convertible into common stock at less than both the conversion price then in effect and $.75 per share. Upon the occurrence of any such event, the number of shares underlying the convertible note and the conversion price will be adjusted in accordance with the terms of the convertible note. We are unable to estimate at this time if any such adjustments will be made or, if made, the amount of such adjustments.

(8)	Any amount of principal or other amounts due under the convertible which is not paid when due shall result in a late charge being incurred and payable by us in an amount equal to interest of 10% per annum from the date such amount was due until the same is paid in full. Although we do not anticipate having to pay any late charges, we are unable to estimate at this time if any such charges will be payable, or, if payable, the amount of such charges.

(9)	We are required to pay costs incurred by the holder of the convertible note if placed in the hands of an attorney for any collection, enforcement or similar action or there occurs any bankruptcy, reorganization or receivership proceedings or other proceedings affecting our creditors’ rights and involving a claim under the convertible note. . Although we do not anticipate having to pay any amounts pursuant to this provision, we are unable to estimate at this time if any such payments will be payable, or, if payable, the amount of such payments.

(10)	If within five (5) trading days after our receipt of the exercise notice, exercise price and other requisite documentation, with respect to the exercise of the warrants issued to Millennium Partners in May 2008, we fail to issue and deliver a certificate to the holder or credit the holder’s balance account with the Depository Trust Company for the number of shares of common stock to which the holder is entitled upon such holder’s exercise of the warrant, and if on or after such trading day the holder purchases (in an open market transaction or otherwise) common stock to deliver in satisfaction of a sale by the holder of common stock issuable upon such exercise that the holder anticipated receiving from us, which we refer to herein as a “Buy-In”, then we shall, within five (5) business days after the holder’s request and in the holder’s discretion, either (i) pay cash to the holder in an amount equal to the Buy-In Price, at which point our obligation to deliver such certificate (and to issue such common stock) shall terminate, or (ii) promptly honor our obligation to deliver to the holder a certificate or certificates representing such common stock and pay cash to the holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of common stock, times (B) the weighted average price on the date of exercise. Although we do not anticipate having to make a buy-in payment, we are unable to estimate at this time if any such payments will be payable, or, if payable, the amount of such payments.

(11)	The warrants issued in our private placement in May 2008 contain certain anti-dilution protections upon the occurrence of certain events, including, but not limited to, our issuance of stock dividends or stock splits, and certain weighted average anti-dilution protections in the event that, subject to certain exceptions, we issue shares of common stock or securities convertible into common stock at less than both the exercise price then in effect and the closing sale price for any of the ten consecutive trading days immediately preceding such issuance or sale. Upon the occurrence of any such event, the number of shares underlying each warrant and the exercise price will be adjusted in accordance with the terms of the warrant. We are unable to estimate at this time if any such adjustments will be made or, if made, the amount of such adjustments.

(12)	Pursuant to the registration rights agreement, dated May 22, 2008, between us and Millennium Partners, as amended on October 17, 2008, we have agreed to indemnify Millennium Partners and certain of its affiliates from any losses to which they may become subject, insofar as any such loss arises out of (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus or blue sky or similar application with respect to the shares of common stock underlying the convertible note and warrant issued in connection with the private placement; or (ii) the omission or alleged omission to state therein any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except to the extent that any such loss arises out of any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon written information furnished to us by Millennium Partners specifically for use therein or the failure by Millennium Partners to deliver to any purchaser of shares underlying the convertible note the prospectus and any supplement or amendment thereto after we have furnished Millennium Partners with a sufficient number of copies of the same. We do not anticipate having to pay any amounts pursuant to this provision, but we are unable to estimate at this time if any such payments will be payable, or, if payable, the amount of such payments.

(13)	Pursuant to the registration rights agreement, dated May 22, 2008, between us and Millennium Partners, as amended on October 17, 2008, if a registration statement with respect to 487,252 shares underlying the note issued to Millennium Partners, L.P. in May 2008 and 4,375,000 shares underlying the warrant issued to Millennium Partners, L.P. in May 2008 is not declared effective by the SEC on or before December 1, 2008, we are required to pay liquidated damages with respect to such shares from and including the day following December 1, 2008 to (but excluding) the earliest to occur of the following (i) the date on which such shares have been effectively registered under the Securities Act and disposed of in accordance with a registration statement; (ii) the date on which such shares have been sold or transferred, or may be sold or transferred, pursuant to Rule 144 under the Securities Act without regard to the volume limitations thereof; (iii) the date upon which such shares have been sold on the over-the-counter market and stock exchange that our common stock is then listed or traded; and (iv) the date on which such shares cease to be outstanding (whether as a result of redemption, repurchase and cancellation, conversion or otherwise). Such liquidated damages shall accrue during such period at the rate of 1.0% of the principal amount of the convertible note per month; provided, that in no event shall the liquidated damages accrue at a rate per year exceeding 6.0% of the principal amount of the convertible note. Liquidated damages are payable in shares of our common stock. The registration statement of which this prospectus forms a part relates to the registration for resale of an aggregate of 4,862,252 shares of the 8,750,000 total shares of common stock underlying the note and warrant issued to Millennium Partners in the private placement in May 2008. If the registration statement of which this prospectus forms a part has not been declared effective on or before December 1, 2008, the total possible payments in shares of common stock we would have to make to Millennium Partners pursuant to these liquidated damages would be $21,000 per year.

(14)	We have agreed to reimburse Millennium Partners for the reasonable fees and disbursements of not more than one counsel (including local counsel), which shall be chosen by Millennium Partners, in connection with the registration statement required pursuant to the registration rights agreement, including any amendment or supplement thereto, and any other documents delivered to Millennium Partners. As of December 11, 2008, we had not reimbursed Millennium Partners for any fees and disbursements of counsel. We are unable to estimate at this time if any amount will be payable or if payable, the amount of such payments.

Proceeds from May 2008 Private Placement
          Net Proceeds
          The gross proceeds of the private placement completed in May 2008 were $3,500,000. The net proceeds we received from such private placement were $3,059,475. From the gross proceeds, Ladenburg Thalmann & Co., Inc., the placement agent for the private placement, received cash compensation of $297,352, including reimbursement for accountable expenses in the amount of $2,353. Ladenburg Thalmann & Co., Inc. also received the warrants described above. Additional expenses for legal and accounting fees incurred by us, plus other related offering expenses, totaled approximately $143,173.
          Comparison of Proceeds
          The following table sets forth (i) the gross proceeds of the private placement completed in May 2008, (ii) the aggregate amount of payments made or required to be made to the selling securityholder and any of its affiliates in connection with such private placement and (iii) the resulting net proceeds from such private placement.

Description of Proceeds	Dollar Amount
Gross proceeds from the private placement	$3,500,000
Payments made or required to be made to the selling securityholder and any of its affiliates	$231,000	(1)
Resulting net proceeds from the private placement	$3,269,000

(1)	This amount reflects interest payments to be made to the selling securityholder under the convertible note issued to Millennium Partners in May 2008 and liquidated damages payable pursuant to the registration rights agreement. We are unable, at this time, to estimate the amount of any other payments that may be required to be made to selling securityholder in the future.
          The total amount of all possible payments payable to the selling securityholder in connection with the private placement completed in May 2008 reflected in the table above, represents approximately 7% of the net proceeds to us from the sale of the convertible note, which is equal to approximately 3.5% per annum averaged over the two-year term of the convertible note.
Comparison of Registered Shares to Outstanding Shares
          The following table sets forth (i) the number of shares of our common stock outstanding prior to the private placement of the convertible note issued to Millennium Partners in May 2008 held by persons other than the selling securityholder, our affiliates and affiliates of the selling securityholder, (ii) the number of shares of our common stock registered for resale by the selling securityholder or its affiliates in prior registration statements, (iii) the number of shares of our common stock registered for resale by the selling securityholder or its affiliates that continue to be held by such securityholder or affiliates, (iv) the number of shares of our common stock sold in registered resale transactions by the selling securityholder or its affiliates and (v) the number of shares of our common stock registered for resale on behalf of the selling securityholder or its affiliates in the current transaction. Except as set forth below, the share numbers provided below do not include shares of our common stock underlying any outstanding convertible securities, options or warrants.

Description of Shares of Our Common Stock Outstanding and Registered for Resale	Number

Shares outstanding prior to the private placement of the convertible note in May 2008 held by persons other than selling securityholder, our affiliates and affiliates of the selling securityholder	16,207,508

Shares registered for resale by the selling securityholder or affiliates of the selling securityholder in prior registration statements	0

Shares registered for resale by the selling securityholder or affiliates of the selling securityholder that continue to be held by the selling securityholder or affiliates of the selling securityholder	0

Shares that have been sold in registered resale transactions by the selling securityholder or affiliates of the selling securityholder	0

Shares registered for resale on behalf of the selling securityholder or affiliates of the selling securityholder in the current transaction (including shares underlying convertible note and warrant held by the selling securityholder)	4,862,252
Our Intention and Ability to Satisfy our Obligations to Selling Securityholder
          We have the intention, and a reasonable basis to believe that we will have the financial ability, to make payments on the outstanding convertible note and warrant (including the shares of common stock underlying such securities) issued to Millennium Partners in the private placement in May 2008 both in cash and shares of our common stock, if any. We have duly accounted for such payments as part of our strategic plan.
Existing Short Positions by Selling Securityholder
          Based upon information provided by our selling securityholder, we have a reasonable belief that the selling securityholder currently does not have a short position in our common stock.
Prior Transactions with Selling Stockholder, Affiliates and Parties with whom the Selling Securityholder Has Contractual Relationships
          Neither we nor any of our predecessors has been a party to any securities transactions with the selling securityholder, any affiliates of the selling securityholder, or any person with whom any selling securityholder has a contractual relationship regarding the private placement (or any predecessors of those persons), other than the transactions relating to the private placement of the convertible note and warrant, which was consummated on May 22, 2008, the terms of which are described in this prospectus, and the transactions relating to the private placement of the convertible note and warrant, which was consummated on October 17, 2008, the terms of which are described in this prospectus.

PLAN OF DISTRIBUTION
          The selling securityholder and any of its pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of our common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling securityholder may act as principal or through one or more underwriters, brokers, dealers or resellers and may use any one or more of the following methods when selling shares:
•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

•	broker-dealers may agree with the selling securityholder to sell a specified number of such shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.
          The selling securityholder may also sell shares under Rule 144 under the Securities Act of 1933, as amended, if available, rather than under this prospectus.
          Broker-dealers engaged by the selling securityholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling securityholder (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The selling securityholder does not expect these commissions and discounts to exceed what is customary in the types of transactions involved.
          The selling securityholder may from time to time pledge or grant a security interest in some or all of the shares owned by it, and, if it defaults in the performance of their secured obligations, the pledgees or secured parties may offer and sell shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling securityholders to include the pledgee, transferee or other successors in interest as selling securityholders under this prospectus.
          Upon our being notified in writing by a selling securityholder that any material arrangement has been entered into with a broker-dealer for the sale of common stock through a block trade, special offering, exchange distribution or secondary distribution or a purchase by a broker or dealer, a supplement to this prospectus will be filed, if required, pursuant to Rule 424(b) under the Securities Act, disclosing (i) the name of each such selling securityholder and of the participating broker-dealer(s), (ii) the number of shares involved, (iii) the price at which such the shares of common stock were sold, (iv) the commissions paid or discounts or concessions allowed to such broker-dealer(s), where applicable, (v) that such broker-dealer(s) did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus, and (vi) other facts material to the transaction. In addition, upon our being notified in writing by a selling securityholder that a donee or pledgee intends to sell more than 500 shares of common stock, a supplement to this prospectus will be filed if then required in accordance with applicable securities law.
          The selling securityholder also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.
          The selling securityholder and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of shares of common stock will be paid by the selling securityholder and/or the purchasers. Each selling securityholder has represented and warranted to us that it acquired the securities subject to this registration statement in the ordinary course of such selling securityholder’s business and, at the time of its purchase of such securities such selling securityholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.
          We have advised each selling securityholder that it may not use shares registered under the registration statement of which this prospectus is a part to cover short sales of common stock made prior to the date on which the registration statement of which this prospectus is a part shall have been declared effective by the SEC. If a selling securityholder uses this prospectus for any sale of our common stock, it will be subject to the prospectus delivery requirements of the Securities Act. The selling securityholder will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such selling securityholder in connection with resales of its shares under this registration statement.
          We are required to pay all fees and expenses incident to the registration of the shares, but we will not receive any proceeds from the sale of the common stock. We have agreed to indemnify the selling securityholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

LEGAL MATTERS
          The validity of the securities offered in this prospectus and other matters under Nevada law are being passed upon for us by Siegel, Lipman, Dunay, Shepard & Miskel, LLP.
EXPERTS
          The financial statements as of September 30, 2008 and September 30, 2007 and for the year and nine months then ended, respectively, included in this prospectus, have been audited by Berenfeld, Spritzer, Shechter & Sheer, LLP, independent public accounting firm, as stated in its report appearing in this prospectus and elsewhere in the registration statement of which this prospectus forms a part, and have been so included in reliance upon the report of such firm given upon its authority as experts in accounting and auditing.
DISCLOSURE OF COMMISSION POSITION ON
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.
WHERE YOU CAN FIND ADDITIONAL INFORMATION
          We have filed with the SEC a registration statement of Form S-1 relating to the securities being offered through this prospectus. As permitted by the rules and regulations of the SEC, the prospectus does not contain all the information described in the registration statement. For further information about us and our securities, you should read our registration statement, including the exhibits and schedules. In addition, we will be subject to the requirements of the Securities Exchange Act of 1934, as amended, following the offering and thus will file annual, quarterly and special reports, proxy statements and other information with the SEC. These SEC filings and the registration statement are available to you over the Internet at the SEC’s web site at http://www.sec.gov/. You may also read and copy any document we file with the SEC at the SEC’s public reference room in at 100 F. Street, N.E., Room 1580, Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. Statements contained in this prospectus as to the contents of any agreement or other document are not necessarily complete and, in each instance, you should review the agreement or document which has been filed as an exhibit to the registration statement.

Report of Independent Registered Public Accounting Firm
To the Board of Directors and Stockholders of
Liberator Medical Holdings, Inc. and Subsidiaries
We have audited the consolidated balance sheet of Liberator Medical Holdings, Inc. and Subsidiaries (the Company), as of September 30, 2008, and the related consolidated statements of operations, changes in stockholders’ deficiency, and cash flows for the year ended September 30, 2008 and the nine month period ended September 30, 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain a reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Liberator Medical Holdings, Inc. and Subsidiaries as of September 30, 2008, and the results of its operations and its cash flows for the year ended September 30, 2008 and the nine month period ended September 30, 2007 in conformity with accounting principles generally accepted in the United States of America.
/s/ Berenfeld Spritzer Shechter & Sheer LLP
Certified Public Accountants
Fort Lauderdale, Florida
December 15, 2008

Liberator Medical Holdings, Inc. and Subsidiaries
Consolidated Balance Sheet
September 30, 2008

2008
Assets

Current Assets
Cash	$1,173,018
Accounts receivable, net of allowance for doubtful accounts of $1,055,606	2,405,102
Prepaid expenses	321,182
Inventory, net of allowance for obsolete inventory of $50,000	785,884
Deferred advertising, current portion	769,851
Other	1,848

Total Current Assets	5,456,885

Property and Equipment
Property and Equipment, net of accumulated depreciation of $714,641	815,833

Other Assets
Deferred advertising, net of current portion	660,524
Deferred Loan Costs	492,821
Deposits	100,089

Total Other Assets	1,253,434

Total Assets	$7,526,152

Liabilities and Stockholders’ Equity

Current Liabilities
Accounts payable	$900,448
Accrued liabilities	289,848
Stockholder loan	1,664,649
Convertible notes payable, net of unamortized discount of $56,833	772,163
Capital lease obligations, current portion	50,816
Deferred rent liability, current portion	48,261

Total Current Liabilities	3,726,185

Long-Term Liabilities
Convertible notes payable, net of unamortized discount of $748,921	2,788,704
Capital lease obligations, net of current portion	82,155
Deferred rent liability, net of current portion	214,215

Total Long-Term Liabilities	3,085,074

Total Liabilities	6,811,259

Stockholders’ Equity
Common stock, $.001 par value, 200,000,000 shares authorized, 32,050,366 shares issued and outstanding	32,050
Additional paid-in capital	11,177,266
Accumulated deficit	(10,494,423)

Total Stockholders’ Equity	714,893

Total Liabilities and Stockholders’ Equity	$7,526,152

See accompanying notes to consolidated financial statements.

Liberator Medical Holdings, Inc. and Subsidiaries
Consolidated Statements of Operations
For the year ended September 30, 2008 and the nine months ended September 30, 2007

	2008	2007

Sales	$9,550,106	$2,250,368

Cost of Sales	3,439,427	951,298

Gross Profit	6,110,679	1,299,070

General and Administrative Expenses
Payroll, payroll taxes and benefits	2,684,870	1,364,523
Advertising	469,710	133,690
Insurance	53,469	32,103
Rent	403,466	291,867
Professional fees	728,841	422,847
Bad debts	1,041,887	347,938
Depreciation	213,431	137,650
Administrative	1,316,078	423,931

Total General and Administrative Expenses	6,911,752	3,154,549

Loss from Operations	(801,073)	(1,855,479)

Other Income/Expense
Forgiveness of Debt	—	107,776
Loss on Sale of Assets	—	(3,490)
Interest Expense	(520,015)	(217,108)
Interest Income	12,186	59

Total Other Income	(507,829)	(112,763)

Loss before Income Taxes	(1,308,902)	(1,968,242)

Provision for Income Taxes	—	—

Net Loss	$(1,308,902)	$(1,968,242)

Weighted average basic and diluted common shares outstanding	31,767,839	27,265,116

Basic and diluted loss per common share	$(0.04)	$(0.07)

See accompanying notes to consolidated financial statements.

Liberator Medical Holdings, Inc. and Subsidiaries
Consolidated Statements of Changes in Stockholders’ Equity (Deficit)
For the year ended September 30, 2008 and the nine months ended September 30, 2007

	Par $.001				Total
	Common	Common	Paid in	Accumulated	Stockholders’
	Shares	Stock	Capital	Deficit	Equity (Deficit)

Balance at December 31, 2006	21,724,084	$21,724	$4,990,253	$(6,981,002)	$(1,969,025)
Sale of common stock, prior to merger	1,234,375	1,234	450,266	—	451,500
Common stock issued on conversion of debt	2,489,497	2,490	1,884,866	—	1,887,356
Stockholder Equity of Cardiff Communications, Inc. at merger	2,963,179	2,963	154,122	(245,554)	(88,469)
Prior years retained earnings -Liberator Services Corporation	—	—	—	9,277	9,277
Debt conversion at offering	75,000	75	43,425	—	43,500
Shares issued for cash, net of costs	720,629	721	565,383	—	566,104
Shares issued for services	1,257,250	1,257	1,004,543	—	1,005,800
Net loss	—	—	—	(1,968,242)	(1,968,242)

Balance at September 30, 2007	30,464,014	$30,464	$9,092,858	$(9,185,521)	$(62,199)
Shares issued for cash, net of costs	1,286,352	1,286	684,914		686,200
Options issued to employees			40,264		40,264
Warrants issued with convertible debt			1,095,278		1,095,278
Warrants issued for services			24,252		24,252
Shares issued for services	300,000	300	239,700		240,000
Net loss				(1,308,902)	(1,308,902)

Balance at September 30, 2008	32,050,366	$32,050	$11,177,266	$(10,494,423)	$714,893

See accompanying notes to consolidated financial statements.

Liberator Medical Holdings, Inc. and Subsidiaries
Consolidated Statements of Cash Flows
For the year ended September 30, 2008 and the nine months ended September 30, 2007

	2008	2007
Cash flow from operating activities
Net Loss	$(1,308,902)	$(1,968,242)

Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	662,707	137,650
Equity based compensation	739,179	263,755
Bad debt expense	1,041,887	347,938
Non-cash interest related to convertible notes payable	233,326	—
Deferred loan costs	12,444	—
Inventory reserve	—	50,000
Loss on disposal of assets	—	3,490
Changes in operating assets and liabilities:
Gross accounts receivable	(2,963,126)	213,088
Prepaid expenses	42,863	(47,345)
Deposits	(19,103)	(15,935)
Inventory	(487,030)	8,813
Accounts payable	500,839	(97,035)
Accrued expenses	157,127	75,271
Other current assets	(1,148)	(700)
Deferred rent	(41,617)	9,797
Gross deferred advertising	(1,567,037)	(110,768)
Deferred loan costs	(449,067)	—

Net Cash Flows Used in Operating Activities	(3,446,658)	(1,130,223)

Cash flows from investing activities
Purchase of property and equipment	(222,220)	(17,536)

Net Cash Flows Used in Investing Activities	(222,220)	(17,536)

Cash flows from financing activities
Proceeds from sale of stock	787,000	640,504
Proceeds from convertible notes payable and long-term debt	4,073,000	877,655
Broker Commissions	(100,800)	(180,450)
Payments of long-term debt and capital lease obligations	(94,124)	(137,439)

Net Cash Flows Provided by Financing Activities	4,665,076	1,200,270

Net increase in cash	996,198	52,511

Cash at beginning of period	176,820	124,309

Cash at end of period	$1,173,018	$176,820

See accompanying notes to consolidated financial statements.

Liberator Medical Holdings, Inc. and Subsidiaries
Notes To The Consolidated Financial Statements
September 30, 2008
Note 1 — Nature of the Business
Corporate History
Liberator Medical Holdings, Inc., (“We” or the “Company”) was organized in December 1906 in the State of Utah under the name Cardiff Mining & Milling Company. During the 1960’s the Company changed its name to Cardiff Industries, Inc. and sold its mining operations. During the next decade the Company focused its operations on the television and radio industry. Consequently in 1980, the Company’s name was changed to Cardiff Communications, Inc. The Company changed its domicile to the state of Nevada which was effective in 1999 and filed with the Secretary of State of Nevada in 2001. In June 2007 the Company’s name was changed to Liberator Medical Holdings, Inc. The Company has had no operations during the 10 years to June, 2007. On June 22, 2007, we completed the acquisition of Liberator Medical Supply, Inc., a Florida corporation, located in Stuart, Florida (“LMS”). The acquisition was consummated pursuant to an agreement entered into as of June 18, 2007, whereby we agreed to merge our newly-created, wholly-owned subsidiary, Cardiff Merger, Inc., a Florida corporation, with and into LMS, with LMS being the surviving entity as our wholly-owned subsidiary. Under the terms of the merger agreement, we issued 25,447,956 restricted shares of our common stock to the stockholders of LMS. We also agreed to issue to the then current holders of LMS options and warrants exercisable to purchase restricted shares of the Company’s common stock on terms and conditions equivalent to the existing terms and conditions of the respective LMS options and/or warrants. Also, we added LMS’s President and Chief Executive Officer, Mark A. Libratore, to our Board of Directors and appointed him our President and Chief Executive Officer. As a condition of the merger agreement, the Company’s former President, Rubin Rodriguez, returned 9,990,000 shares to the Company for cancellation and, at closing of the acquisition, the Company issued 2,713,680 shares in exchange for debt. These 2,713,680 shares were issued without restrictive legend, pursuant to Rule 144(K). Accordingly, upon completion of the acquisition the Company had 28,411,135 shares of common stock issued and outstanding.
Liberator Medical Supply, Inc. (“LMS”) was incorporated in the State of Florida in July 1999. LMS is a provider of direct-to-consumer durable medical supplies primarily to seniors. On December 7, 2004, LMS changed its tax status from a Subchapter S corporation, where its profits, losses and other tax items flow through to the stockholders, to a C corporation. About seventy-five percent of LMS’s revenue is derived from four product lines: Diabetes, Urological, Ostomy, and Mastectomy. LMS provides a simple and reliable way for patients to obtain their supplies. LMS’s employees communicate directly with patients and their physicians regarding patients’ prescriptions and supply requirements on a regular basis and LMS bills Medicare and third-party insurers on behalf of the patients. LMS markets its products directly to consumers primarily through targeted media, direct-response television advertising and direct-response print advertising to patients throughout the United States. LMS’s patient service representatives are specifically trained to communicate with patients, in particular seniors, helping them to follow their doctors’ orders and manage their chronic diseases. The LMS’s operating platforms enable it to efficiently collect and process required documents from physicians and patients and bill and collect amounts due from Medicare, other third party payers and directly from patients.
The acquisition of LMS and its wholly owned subsidiary, Liberator Services Corporation (“LSC”), was accounted for as a reverse acquisition. Although Liberator Medical Holdings, Inc., through its wholly-owned subsidiary, Cardiff Merger, Inc. was the company that made the acquisition, LMS and LSC were treated as the surviving company for accounting purposes. As a result, the accompanying financial statements reflect the consolidated results of operations and cash flows of LMS and LSC prior to June 22, 2007, and the financial position, results of operations, and cash flows of Liberator Medical Holdings, Inc., LMS and LSC, from and after June 22, 2007.
The acquisition of LMS resulted in a change of control of Liberator Medical Holdings, Inc. As a result of the reverse acquisition accounting treatment, LMS is deemed to be the acquiring company for accounting purposes. Effective on the acquisition date of June 22, 2007, the Company’s consolidated balance sheet included the assets and liabilities of LMS and LSC and its consolidated equity accounts were recapitalized to reflect the combined equity of Liberator Medical Holdings, LMS and LSC.

On August 20, 2007, the Company changed its fiscal year end from December 31 to September 30. The change in fiscal year results from the reverse acquisition of LMS and LSC.
Note 2 — Summary of Significant Accounting Policies
The accounting and reporting policies of the Company conform with accounting principles generally accepted in the United States of America. A summary of the more significant policies is set forth below:
Principles of Consolidation
The consolidated financial statements include the accounts of the Company, Liberator Medical Supply, Inc., and Liberator Health and Education, Inc., its wholly owned subsidiaries. Intercompany balances and transactions have been eliminated in consolidation.
Cash Equivalents
For purposes of reporting cash flows, cash equivalents include money market accounts and any highly liquid debt instruments purchased with a maturity of three months or less.
Accounts Receivable
The Company carries its trade accounts receivable at cost less an allowance for doubtful accounts. Management closely monitors outstanding accounts receivable and charges the allowance account for any balances that are determined to be uncollectible. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, when deemed necessary, based on its history of past write-offs and collections and current credit conditions.
The bad debts written off against the allowance for doubtful accounts and bad debt expense for the year ended September 30, 2008 and the nine month period ended September 30, 2007 was $290,163 and $343,929, respectively.
Inventories
Inventories are comprised of finished goods and are stated at the lower of cost or market determined by the first-in, first-out (FIFO) method.
Deferred Advertising Costs
In accordance with SOP 93-7, “Reporting on Advertising Costs,” we capitalize and amortize direct-response advertising and related costs when we can demonstrate, among other things, that patients have directly responded to our advertisements. We assess the realizability of the amounts of direct-response advertising costs reported as assets at the end of each reporting period by comparing the carrying amounts of such assets to the probable remaining future net cash flows expected to result directly from such advertising. Management’s judgments include determining the period over which such net cash flows are estimated to be realized. Currently, the amortization rate is such that 53% of the initial cost is amortized over twelve months on a straight-line basis. In the second, third and fourth years, 25%, 14% and the final 8% of costs, respectively, are also amortized over twelve months on a straight-line basis. $1,430,375 of advertising costs was recorded as deferred advertising at September 30, 2008. For the year ended September 30, 2008 and the nine months ended September 30 2007, $449,276 and $113,311, respectively, of the deferred advertising costs were amortized and charged to expense. A business change, including a change in reimbursement rates, that reduces expected net cash flows or that shortens the period over which such net cash flows are estimated to be realized could result in accelerated charges against our earnings.
Deferred Loan Costs
Costs associated with obtaining and closing loans such as, but not limited to placement agent fees, attorney fees and state documentary fees are capitalized and expensed over the term of the loan. Loan costs of $633,202 were deferred during the year ended September 30, 2008. Loan costs expensed for the year ended September 30, 2008 was $140,381. There was no deferred loan costs during the nine month period ended September 30, 2007.
Property and Equipment
Property and equipment are recorded at cost, less accumulated depreciation and amortization. Property and equipment is depreciated using the straight-line method over the estimated useful life of the respective assets, which range from 3 to 10 years. Leasehold improvements are amortized using the straight-line method over the shorter of the related lease term or useful life. Maintenance, repairs, and minor improvements are charged to expense as incurred; major renewals and betterments that extend the useful life of the associated asset are capitalized. When items of property and equipment are sold or retired, the related cost and accumulated depreciation are removed from the accounts and any gain or loss is included in results of operations for the period.
Revenue Recognition
The Company recognizes income from the sale of its medical products under two policies. First, the sale of medical supplies or equipment from its retail store is recognized when the sale takes place (Point of Sale). Generally, no Medicare or third party (private insurance) assignment is accepted by the Company on these sales.
Second, revenue is recognized under an assignment, which is the amount Medicare or a private provider will allow the Company for a particular medical supply or service. The Company will not record a sale of an “assignment” amount until all of the proper documentation such as prescriptions, Certificate of Medical Need, etc., are received from the patient or attended physician. When all documentation is received, the “assignment” amount is credited to sales and an accounts receivable account due from the provider. “Assignment” sales are usually recorded within five days of the order.
Shipping and Handling Costs
Shipping and handling costs are not charged to the patients in compliance with Medicare policy. Shipping and handling costs for the year ended September 30, 2008 and the nine month period ended September 30, 2007 amounted to $315,383 and $87,243, respectively. These amounts are included in cost of sales on the accompanying consolidated statements of operations.
Income Taxes
Income taxes are accounted for under the asset and liability method. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance on deferred tax assets is established when management considers it is more likely than not that some portion or all of the deferred tax assets will not be realized. The Company files consolidated federal and state income tax returns.
Effective January 1, 2007, the Company adopted Financial Accounting Standards Board (“FASB”) Interpretation No. (FIN) 48, “Accounting for Uncertainty in Income Taxes” and FSP FIN 48-1, which amended certain provisions of FIN 48. FIN 48 clarifies the accounting for uncertainty in income taxes recognized in financial statements in accordance with SFAS No. 109, “Accounting for Income Taxes.” FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. FIN 48 requires that the Company determine whether the benefits of the Company’s tax positions are more likely than not of being sustained upon audit based on the technical merits of the tax position. The provisions of FIN 48 also provide guidance on de-recognition, classification, interest and penalties, accounting in interim periods and disclosure. In connection with our adoption of FIN No. 48, we analyzed the filing positions in all of the federal and state jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. There was no impact on our condensed consolidated financial statements upon adoption of FIN No. 48 on January 1, 2007. The Company did not have any unrecognized tax benefits and there was no effect on the financial condition or results of operations as a result of implementing FIN 48, or FSP FIN 48-1. In accordance with FIN 48, the Company adopted the policy of recognizing penalties in selling, general and administrative expenses and interest, if any, related to unrecognized tax positions as income tax expense.
Use of Estimates
Management of the Company has made a number of estimates and assumptions relating to the reporting of assets and liabilities and the disclosure of contingent assets and liabilities to prepare these consolidated financial statements in conformity with generally accepted accounting principles. Actual results could differ from these estimates.
Reclassifications
Certain reclassifications of amounts previously reported have been made to the accompanying consolidated financial statements in order to maintain consistency and comparability between the periods presented.
Leases
In accordance with SFAS No. 13, the Company performs a review of newly acquired leases to determine whether a lease should be treated as a capital or operating lease. Capital lease assets are capitalized and depreciated over the term of the initial lease. A liability equal to the present value of the aggregated lease payments is recorded utilizing the stated lease interest rate. If an interest rate is not stated, the Company will determine an estimated cost of capital and utilize that rate to calculate the present value. If the lease has an increasing rate over time and/or is an operating lease, all leasehold incentives, rent holidays, or other incentives will be considered in determining if a deferred rent liability is required. Leasehold incentives are capitalized and depreciated over the initial term of the lease.
Recent Accounting Pronouncements
In February 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities — Including an amendment of FASB Statement No. 115.” SFAS No. 159 permits entities to choose to measure many financial instruments and certain other items at fair value. Unrealized gains and losses on items for which the fair value option has been elected will be recognized in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. The Company is evaluating the impact that the adoption of SFAS No. 159 will have on its future results of operations and financial position.
In September 2006, the FASB issued SFAS No. 157, which is effective for fiscal years beginning after November 15, 2007 and for interim periods within those years. This statement defines fair value, establishes a framework for measuring fair value and expands the related disclosure requirements. This statement applies under other accounting pronouncements that require or permit fair value measurements. The statement indicates, among other things, that a fair value measurement assumes that the transaction to sell an asset or transfer a liability occurs in the principal market for the asset or liability or, in the absence of a principal market, the most advantageous market for the asset or liability. SFAS 157 defines fair value based upon an exit price model. Relative to SFAS 157, the FASB issued FSP FAS 157-1, FAS 157-2, and FAS 157-3. FSP FAS 157-1 amends SFAS 157 to exclude SFAS 13 and its related interpretive accounting pronouncements that address leasing transactions, while FSP FAS 157-2 delays the effective date of SFAS 157 for all nonfinancial assets and nonfinancial liabilities, except those that are recognized or disclosed at fair value in the financial statements on a recurring basis. FSP FAS 157-3 clarifies the application of SFAS 157 as it relates to the valuation of financial assets in a market that is not active for those financial assets. This FSP is effective immediately and includes those periods for which financial statements have not been issued. We currently do not have any financial assets that are valued using inactive markets, and as such are not impacted by the issuance of this FSP. We adopted SFAS 157 as of January 1, 2008, with the exception of the application of the statement to non-recurring nonfinancial assets and nonfinancial liabilities.
In December 2007, the FASB issued SFAS No. 141 (revised 2007), “Business Combinations” (SFAS 141(R)), which replaces SFAS No. 141, “Business Combinations” (SFAS 141). SFAS 141(R) retains the underlying concepts of SFAS 141 in that all business combinations are still required to be accounted for at fair value under the acquisition method of accounting but SFAS 141(R) changed the method of applying the acquisition method in a number of significant aspects. Acquisition costs will generally be expensed as incurred; non-controlling interests will be valued at fair value at the acquisition date; in-process research and development will be recorded at fair value as an indefinite-lived intangible asset at the acquisition date, until either abandoned or completed, at which point the useful lives will be determined; restructuring costs associated with a business combination will generally be expensed subsequent to the acquisition date; and changes in deferred tax asset valuation allowances and income tax uncertainties after the acquisition date generally will affect income tax expense. SFAS 141(R) is effective on a prospective basis for all business combinations for which the acquisition date is on or after the beginning of the first annual period subsequent to December 15, 2008, with the exception of the accounting for valuation allowances on deferred taxes and acquired tax contingencies. SFAS 141(R) amends SFAS No. 109, “Accounting for Income Taxes” (SFAS 109) such that adjustments made to valuation allowances on deferred taxes and acquired tax contingencies associated with acquisitions that closed prior to the effective date of SFAS 141(R) would also apply the provisions of SFAS 141(R). Early adoption is not permitted. Upon adoption, SFAS 141(R) will not have a significant impact on our consolidated financial position and results of operations; however, any business combination entered into after the adoption may significantly impact our financial position and results of operations when compared to acquisitions accounted for under existing U.S. Generally Accepted Accounting Principles (GAAP).
In December 2007, the FASB issued SFAS No. 160, “Non-controlling Interests in Consolidated Financial Statements—an amendment of ARB No. 51.” This statement is effective for fiscal years, and interim periods within those fiscal years, beginning on or after December 15, 2008, with earlier adoption prohibited. This statement requires the recognition of a non-controlling interest (minority interest) as equity in the consolidated financial statements and separate from the parent’s equity. The amount of net income attributable to the non-controlling interest will be included in consolidated net income on the face of the income statement. It also amends certain of ARB No. 51’s consolidation procedures for consistency with the requirements of SFAS 141(R). This statement also includes expanded disclosure requirements regarding the interests of the parent and its non-controlling interest. We have evaluated this new statement and have determined that the statement will not have a significant impact on the reporting of our financial position and results of operations.
In March 2008, the FASB issued SFAS No. 161, “Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133” (SFAS 161). This statement is intended to improve transparency in financial reporting by requiring enhanced disclosures of an entity’s derivative instruments and hedging activities and their effects on the entity’s financial position, financial performance, and cash flows. SFAS 161 applies to all derivative instruments within the scope of SFAS 133, “Accounting for Derivative Instruments and Hedging Activities” (SFAS 133) as well as related hedged items, bifurcated derivatives, and nonderivative instruments that are designated and qualify as hedging instruments. Entities with instruments subject to SFAS 161 must provide more robust qualitative disclosures and expanded quantitative disclosures. SFAS 161 is effective prospectively for financial statements issued for fiscal years and interim periods beginning after November 15, 2008, with early application permitted. We are currently evaluating the disclosure implications of this statement; however, the new statement will not have an impact on the determination of our consolidated financial results.
In April 2008, the FASB issued FSP No. FAS 142-3, “Determination of the Useful Life of Intangible Assets.” This FSP amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, “Goodwill and Other Intangible Assets” (SFAS 142). The objective of this FSP is to improve the consistency between the useful life of a recognized intangible asset under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141(R), and other principles of GAAP. This FSP applies to all intangible assets, whether acquired in a business combination or otherwise, and shall be effective for financial statements issued for fiscal years beginning after December 15, 2008, and interim periods within those fiscal years and applied prospectively to intangible assets acquired after the effective date. Early adoption is prohibited. We have evaluated the new statement and have determined that it will not have a significant impact on the determination or reporting of our consolidated financial results.
In May 2008, the FASB issued SFAS No. 162, “The Hierarchy of Generally Accepted Accounting Principles” (SFAS 162). This statement identifies the sources of accounting principles and the framework for selecting the principles used in the preparation of financial statements of nongovernmental entities that are presented in accordance with GAAP. With the issuance of this statement, the FASB concluded that the GAAP hierarchy should be directed toward the entity and not its auditor, and reside in the accounting literature established by the FASB as opposed to the American Institute of Certified Public Accountants (AICPA) Statement on Auditing Standards No. 69, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” This statement is effective 60 days following the SEC’s approval of the Public Company Accounting Oversight Board amendments to AU Section 411, “The Meaning of Present Fairly in Conformity With Generally Accepted Accounting Principles.” We have evaluated the new statement and have determined that it will not have a significant impact on the determination or reporting of our consolidated financial results.
NOTE 3 — Property and Equipment
A summary of property and equipment at September 30, 2008 is as follows:

	Estimated Life
Leased equipment	5 years	$491,261
Transportation equipment	3 years	94,510
Warehouse equipment	5 years	7,053
Office furniture	5 years	79,056
Computer equipment	3 years	38,478
Telephone equipment	5 years	31,281
Rental equipment	7 years	18,329
Web Site	3 years	5,500
Server Software	3 years	93,386
Training guides	3 years	3,125
Leasehold improvements	5 years	647,659
Signage	3 years	12,986
Fixed assets under construction		7,850

Total property and equipment		1,530,474
Less accumulated depreciation and amortization		714,641

		$815,833

The amounts charged to operations for depreciation and amortization for the year ended September 30, 2008 and the nine month period ended September 30, 2007 is $213,431 and $137,650, respectively.
NOTE 4 — Deposits
Deposits at September 30, 2008 consist of the following:

2008
Deposits on leased equipment	$11,024
Building rent deposits	60,597
Utility deposits	6,198
Deposit on software development	13,515
Deposit on catalog printing	8,755

Total deposits	$100,089

NOTE 5 — Stockholder Loan
The stockholder loan at September 30, 2008 in the amount of $1,664,649 consisted of various 8% and 11% notes payable to the President and principal stockholder of the Company, Mark Libratore, who has committed not to call any of his notes payable in the near future. The notes payable are non-collateralized and due on demand. Interest expense for the year ended September 30, 2008 was $153,591 and $114,834 for the nine months ended September 30, 2007.
NOTE 6 — Convertible Notes Payable
Short-term Convertible Notes Payable
On February 1, 2008, the Board of Directors of the Company authorized a private offering of debt of up to $2,500,000 of debt, convertible into restricted shares of common stock of the Company and 2,500,000 warrants for the purchase of restricted shares of common stock of the Company. The subscribers will receive, in payment of the subscription price of the debt, a note with interest payable at the rate of 12% per year, payable in one year, convertible into restricted common stock of the Company at a conversion rate of $.50 per share from the date of issuance for a period of one year. The warrants are exercisable from the date of their issuance for a period ending five years thereafter at a price of $1.00 per share. The Company has received $804,000 of proceeds from the sale of this debt as of September 30, 2008, of which $25,000 was converted into 50,000 shares of restricted common stock. This debt was offered, and has been sold to accredited investors under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506.
Interest expense on these notes was $49,996 for year ended September 30, 2008 and there was no interest for the nine month period ended September 30, 2007.
Short-term Convertible notes payable consist of the following at September 30, 2008:

2008
Notes Payable, face amount	$779,000

Discounts on Notes:
Valuation of Warrants	(126,140)
Accumulated Amortization	69,307

Total Discounts	(56,833)

Accrued Interest	49,996

Convertible Notes Payable, net	$772,163

Long-term Convertible Notes Payable
On May 22, 2008, we closed a private placement consisting of a convertible note and a warrant to purchase an aggregate of 8,750,000 shares of our common stock for gross proceeds of $3.5 million. The note is convertible into shares of our common stock at an initial conversion price of $0.80 per share, subject to adjustment, and matures on May 22, 2010. The note is a senior unsecured obligation of ours and accrues interest at the rate of 3% per annum, paid semi-annually on each November 15 and May 15. The note is unconditionally guaranteed by Liberator Medical Supply and Liberator Health and Education Services, Inc. The conversion price of the note will be reduced if, among other things, we issue shares of common stock or securities exercisable, exchangeable or convertible for or into shares of common stock (“common stock equivalents”) at a price per share less than both the conversion price then in effect and $0.75, subject to certain exclusions. The warrants have a term of 5 years and are exercisable for up to 4,375,000 share of our common stock at an exercise price $1.00 per share, subject to adjustment. The exercise price of the warrants will be reduced if, among other things, we issue shares of our common stock or common stock equivalents at a price per share less than both the exercise price then in effect and the closing sale price of our common stock for any of the 10 consecutive trading days immediately preceding such issuance, subject to certain exclusions. In addition, we issued a warrant to the placement agent exercisable for up to 350,000 shares of our common stock on terms substantially similar to the warrants issued in connection with the notes described above. Pursuant to the terms of the registration rights agreement entered into between us and the selling security holder in the private placement, we agreed to file a registration statement with the SEC covering the shares issuable upon conversion of the note and upon exercise of the warrant issued in the private placement and to use commercially reasonable efforts to cause the registration statement to be declared effective within 60 days (or 90 days upon receipt of comments from the SEC after the filing of such registration statement) after the filing deadline, subject to the Company’s right to delay such obligations under certain circumstances. In the event we fail to meet our obligations, we will be subject to customary penalties.
Interest expense for the year ended September 30, 2008 was $37,625 and no interest expense for the nine month period ended September 30, 2007.
Long-term Convertible notes payable consist of the following at September 30, 2008:

2008
Notes Payable, face amount	$3,500,000

Discounts on Notes:
Valuation of Warrants	(609,595)
Intrinsic Value of Conversion Rights	(303,345)
Accumulated Amortization	164,019

Total Discounts	(748,921)

Accrued Interest	37,625

Convertible Notes Payable, net	$2,788,704

NOTE 7 — Capital Lease Obligations
Capital lease obligations include eight capitalized leases with interest rates ranging from 8.4% to 28.4%. The combined monthly payments of principal and interest are $7,048. The amount of equipment and furniture capitalized under the capital leases was $198,458. Accumulated depreciation recorded for the equipment and furniture under capital leases as of September 30, 2008 is $61,808. The payment terms of the capital leases expire between February 2009 and July 2011.
The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of September 30, 2008:

Amount
Year ending September 30:
2009	$73,688
2010	64,839
2011	27,089

Total minimum lease payments	165,616
Less: Interest on capitalized lease obligations	(32,645)

Present value of capitalized lease obligations	132,971
Less: Current portion	(50,816)

Capitalized lease obligations, net of current portion	$82,155

Interest expense on capitalized leases was $27,430 for year ended September 30, 2008 and $20,541 for the nine months ended September 30, 2007.
NOTE 8 — Stockholders’ Equity
Warrants
The Company issued warrants to the stockholders of LMS to purchase 2,818,092 shares of the Company’s common stock in conjunction with the merger discussed above in Note 1. The weighted-average exercise price for these warrants is $0.98 per share. As of September 30, 2008, none of these warrants have been exercised. These warrants will expire as follows:

Shares	Expiration Date
200,000	March 2009
7,188	April 2010
31,250	May 2010
2,204,654	June 2010
337,500	July 2010
12,500	August 2010
25,000	November 2010
During the nine months ended September 30, 2007 and the year ended September 30, 2008, in connection with sales of the Company’s common stock, the Company issued warrants to purchase an additional 686,667 shares of the Company’s common stock at an exercise price of $1.60 per share. As of September 30, 2008, none of these warrants have been exercised. These warrants will expire as follows:

Shares	Expiration Date
25,000	July 2010
234,375	August 2010
75,625	September 2010
162,917	October 2010
151,250	November 2010
31,250	December 2010
6,250	January 2011
In November 2007, the Company issued warrants to purchase 125,000 shares of the Company’s common stock at an exercise price of $2.00 per share as compensation for consulting services. These warrants are still outstanding as of September 30, 2008 and expire in November 2012. The fair value of these warrants of $24,252 was determined using the Black-Scholes option pricing model with the assumptions listed below:

Risk-free interest rate:	4.11%
Expected term:	5 years
Expected dividend yield:	0.00
Expected volatility:	27.97%
In connection with the short-term convertible notes payable discussed above in Note 6, the Company issued warrants to purchase 880,000 shares of the Company’s common stock at an exercise price of $1.00 per share. As of September 30, 2008, none of these warrants have been exercised. These warrants will expire as follows:

Shares	Expiration Date
263,000	February 2013
100,000	March 2013
517,000	April 2013
The fair value of these warrants of $126,140 was determined using the Black-Scholes option pricing model with the assumptions listed below:

Risk-free interest rate:	Range of 2.39% to 2.93%
Expected term:	5 years
Expected dividend yield:	0.00
Expected volatility:	27.97%
In connection with the long-term convertible notes payable discussed above in Note 6, the Company issued warrants to purchase 4,375,000 shares of the Company’s common stock at an exercise price of $1.00 per share to the note holders and 350,000 shares of the Company’s common stock at an exercise price of $1.00 per share to the placement agent. These warrants are still outstanding as of September 30, 2008 and expire in May 2013. The fair value of these warrants of $609,595 and $48,768 respectively, was determined using the Black-Scholes option pricing model with the assumptions listed below:

Risk-free interest rate:	3.24%
Expected term:	5 years
Expected dividend yield:	0.00
Expected volatility:	27.97%
A summary of warrants issued, exercised and expired during the year ended September 30, 2008 is as follows:

Amount
Balance at September 30, 2007	3,084,342
Issued in FY 2008	6,150,417
Exercised in FY 2008	—
Expired in FY 2008	—

Balance at September 30, 2008	9,234,759

Options
LMS has been funded from operating revenues, from loans made by the Company’s founder, principal shareholder and President, Mark Libratore, in the amount of $3,254,002. Of that amount, Mr. Libratore converted $1,589,353 into paid-in capital of LMS, and so there remain outstanding to him loans in the principal amount of $1,664,649. The terms of such loans were approved by LMS’s board of directors, of which Mr. Libratore is the sole member. In connection with Mr. Libratore’s conversion of $1,589,353 of debt to equity and under the terms of the Private Placement and Merger Agreement, Mr. Libratore received and exercised 620,000 options in March 2007 and beginning on June 1, 2007, 356,455 options monthly until a total number of 4,541,009 options are received. The exercise price of the option is $.0001. As of September 30, 2008, a total of 4,541,009 options have been issued of which 620,000 have been exercised. All previous agreements between the Company and Mr. Libratore relating to the conversion of debt to equity are rescinded. There can be no assurance that the terms of such loans, including the terms of conversion of loans into Common Stock and the options granted by Mr. Libratore on conversion, are those that could have been obtained in a transaction among unrelated parties. The Company has agreed to honor the agreement and issue options in the same amount and manner as LMS had agreed to.
Employee Stock Options
On September 14, 2007 the Board of Directors adopted the Company’s 2007 Stock Plan with an aggregate of 1,000,000 shares of the Company’s unissued common stock. The Plan will be presented to the stockholders for approval at the Company’s next annual shareholders meeting. The 1,000,000 shares authorized under the 2007 Stock Plan are reserved for issuance to officers, directors, employees, prospective employees and consultants as incentive stock options, non-qualified stock options, restricted stock awards, other equity awards and performance based stock incentives. The option price, number of shares and grant date are determined at the discretion of the Company’s board of directors or the committee overseeing the 2007 Stock Plan.
On February 6, 2008, the Board of Directors of the Company approved a grant of 230,000 stock options to employees with an exercise price of $0.75 per share. This was the initial grant made by the board of directors of the 2007 Stock Plan.
On April 15, 2008, the Board of Directors of the Company approved a grant of 160,000 stock options to employees with an exercise price of $0.75 per share and 100,000 stock options to an employee with an exercise price of $0.825 per share. This grant was made to employees not granted stock options on February 6, 2008.
A summary of the employee stock option activity for the year ended September 30, 2008 is as follows:

		Weighted
		Avg.
		Exercise
2007 Plan Employee Stock Options:	Shares	Price
Options outstanding, beginning of year	—	$—
Granted	490,000	0.77
Exercised	—	—
Expired or forfeited	—	—

Options outstanding, end of year	490,000	$0.77

Options exercisable, end of year	245,000	$0.77

On September 14, 2007 the Company adopted the provisions of FASB No. 123R which requires the Company to recognize expense related to the fair value of stock-based compensation awards. The Company elected the modified prospective transition method as permitted by FASB No. 123R, under which stock-based compensation for the year ended September 30, 2008 is based on grant date fair value estimated in accordance with the provisions of FASB No. 123R and compensation expense for all stock-based compensation awards granted subsequent to January 1, 2006, as well as the unvested portion of previously granted awards that remained outstanding as of January 1, 2006 based on the grant date fair value estimated in accordance with the provisions of FASB No. 123R.
The fair values of share-based payments are estimated on the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for the year ended September 30, 2008:

Risk-free interest rate:	2.77%
Expected term:	3 years
Expected dividend yield:	0.00
Expected volatility:	27.97%
For the year ended September 30, 2008 and the nine months ended September 30, 2007, respectively, the Company recorded $40,287 and $-0- of stock-based compensation expense which has been classified as General and Administrative expenses, sub-classification of payroll, taxes and benefits. As of September 30, 2008, there is $35,411 in total unrecognized compensation expense related to non-vested employee stock options granted under the 2007 Plan, which is expected to be recognized over the first six months of fiscal year 2009.
Sale of Common Stock
On July 12, 2007, the Board of Directors of the Company authorized a private offering at a price of $.80 per share of 2,500,000 restricted shares of common stock, $.001 par value, of the Company and 1,250,000 warrants for the purchase of restricted shares of common stock, $.001 par value, of the Company. The subscriber will receive, in payment of the subscription price of the shares, the number of shares subscribed and one warrant for each two (2) shares subscribed. The warrants are exercisable from the date of their issuance for a period ended three (3) years thereafter at a price of $1.60 per share. As of September 30, 2008, the Company had sold 1,785,981 shares of common stock. Proceeds for year ended September 30, 2008 was $787,000 and for the nine month period ended September 30, 2007 was $640,504.
NOTE 9 — Basic and Diluted Loss per Common Share
The computation of diluted loss per share for 2008 and 2007 does not include shares from potentially dilutive securities as the assumption of conversion or exercise of these would have an anti-dilutive effect on loss per share. In accordance with generally accepted accounting principles, diluted loss per share is calculated using the same number of potential common shares as used in the computation of loss per share before extraordinary items. There are nineteen million five hundred seventy-eight thousand seven hundred sixty-eight (19,578,768) potentially dilutive shares outstanding at September 30, 2008.
NOTE 10 — Income Taxes
The Company did not provide a current or deferred U.S. federal or state income tax provision or benefit for any of the periods presented because it has experienced recurring operating losses. The Company has provided a full valuation allowance on the deferred tax assets, consisting primarily of the net operating losses, because evidence does not indicate that the deferred tax assets will more likely than not be realized.

At September 30, 2008, the Company had net operating losses of approximately $7.4 million that can be carried forward for up to twenty years and deducted against future taxable income. The net operating loss carryforwards expire in various years through 2028 and may be subject to certain limitations under federal and state tax laws. Actual income tax benefit differs from the amount calculated using the Federal statutory tax rate of 35% for the fiscal year ended September 30, 2008 as follows:

	Amount	Rates
Computed “expected” federal income tax (benefit) at statutory rate	$(458,116)	35.0%
State tax benefit, net of federal provision (benefit)	(262,667)	20.1%
Prior year adjustments	(343,943)	26.3%
Change in valuation allowance	1,049,232	(80.2%)
Nondeductible expenses	15,494	(1.2%)

Total income tax expense (benefit)	$—	0.0%

Significant components of the Company’s deferred tax assets (liabilities) are approximately as follows:

September 30,
2008
Deferred tax assets:
Net operating loss carryforwards	$2,844,041
Allowance for doubtful accounts receivable	407,783
Accrued interest	4,546
Depreciation and amortization	110,341
Inventory reserve	19,288
Charitable contribution carryforwards	—

Total gross deferred tax assets	3,385,999
Less valuation allowance	(2,834,232)

Net deferred tax asset after valuation allowance	$551,767

Deferred tax liabilities:
Deferred advertising	$551,767

Total gross deferred tax liabilities	551,767

Net deferred tax assets	$—
NOTE 11 — Related Party Transactions
In addition to the stockholder loan discussed above in Note 5, three stockholders loaned LMS $45,055 during 2007. LMS has repaid these stockholders who had lent funds to LMS during 2007.
NOTE 12 — Commitments
The Company leases property under operating leases that expire at various times through July 31, 2012. . Future minimal rental commitments under non-cancelable operating leases with terms in excess of one year as of September 30, 2008 are as follows:

Amount
Year ending September 30:
2009	$329,226
2010	309,822
2011	325,318
2012	282,290

$1,246,656

Rent expense for the year ended September 30, 2008 and nine month period ended September 30, 2007 was $403,466 and $291,867, respectively.
NOTE 13 — 401(K) Plan
The Company instituted a 401(K) Plan in early 2007. The Company at its sole discretion may contribute to each participant’s account a percentage of the participant’s effective deferral. The matching contribution, if any, will be determined at the end of the Plan year. There is no current intent to do so at this time. Employees with one year of service can elect to defer a minimum of 1% and the greater of a maximum of 90% of their annual wages or the maximum dollar amount allowed by law into the plan. The vesting schedule for the employees matching portion is based upon a graded vesting schedule.
NOTE 14 — Concentration of Credit Risk
From time to time, the Company has cash in financial institutions in excess of federally insured limits. However, the Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk on its cash balances. Cash exceeding federally insured limits amounted to approximately $822,934 as of September 30, 2008. On October 3, 2008, the federally insured limits were increased from $100,000 to $250,000 per depositor, which reduces the amount of cash exceeding federally insured limits to $484,092.
NOTE 15 — Quarterly Financial Information (Unaudited)

	Quarter Ended
	December 31		March 31	June 30	September 30
Fiscal Year 2008
Sales		$1,429,465	$1,425,293	$2,444,400	$4,250,948
Gross profit		907,840	911,716	1,554,717	2,736,406
Net income (loss)		(579,175)	(644,998)	(217,835)	136,118
Income (Loss) per share — basic and diluted *		$(0.02)	$(0.02)	$(0.01)	$0.00

Fiscal Year 2007
Sales	$	n/a	$657,877	$775,773	$816,718
Gross profit		n/a	365,354	447,363	486,353
Net loss		n/a	(555,886)	(409,290)	(1,003,066)
(Loss) earnings per share — basic and diluted *	$	n/a	$(0.02)	$(0.02)	$(0.03)

*	For fiscal year 2008, the sum of the quarterly earnings (loss) per share amounts differs from the amounts reflected in the accompanying consolidated statement of operations due to rounding.

4,862,252
of Common Stock
Liberator Medical Holdings, Inc.

Prospectus

                    , 2009

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 13. Other Expenses of Issuance and Distribution.
          The following table sets forth an estimate of the fees and expenses relating to the issuance and distribution of the securities being registered hereby, other than underwriting discounts and commissions, all of which shall be borne by Liberator Medical Holdings, Inc. (the “Registrant” or the “Company”). All of such fees and expenses, except for the SEC Registration Fee, are estimated:

SEC registration fee	$190
Legal fees and expenses	50,000
Printing fees and expenses	1,000
Accounting fees and expenses	1,000
Blue sky fees and expenses (including fees of counsel)	5,000
Miscellaneous fees and expenses	2,810

Total	$60,000

Item 14. Indemnification of Officers and Directors
          As permitted by the provisions of the Nevada Revised Statutes (the “Nevada Revised Statute”), we have the power to indemnify any person made a party to an action, suit or proceeding by reason of the fact that they are or were a director, officer, employee or agent of our company, against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any such action, suit or proceeding if they acted in good faith and in a manner which they reasonably believed to be in, or not opposed to, our best interest and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful. Termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, does not, of itself, create a presumption that the person did not act in good faith and in a manner which they reasonably believed to be in or not opposed to our best interests, and, in any criminal action or proceeding, they had no reasonable cause to believe their conduct was unlawful.
          We must indemnify a director, officer, employee or agent who is successful, on the merits or otherwise, in the defense of any action, suit or proceeding, or in defense of any claim, issue, or matter in the proceeding, to which they are a party because they are or were a director, officer employee or agent, against expenses actually and reasonably incurred by them in connection with the defense.
          We may provide to pay the expenses of officers and directors incurred in defending a civil or criminal action, suit or proceeding as the expenses are incurred and in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director or officer to repay the amount if it is ultimately determined by a court of competent jurisdiction that they are not entitled to be indemnified by us.
          The Nevada Revised Statute also permits a corporation to purchase and maintain liability insurance or make other financial arrangements on behalf of any person who is or was:
•	a director, officer, employee or agent of the corporation; or

•	is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

          Such coverage may be for any liability asserted against them and liability and expenses incurred by them in their capacity as a director, officer, employee or agent, or arising out of their status as such, whether or not the corporation has the authority to indemnify them against such liability and expenses.
Securities and Securities and Exchange Commission Position Regarding Indemnification Liabilities Arising Under the Securities Act
          Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.
Item 15. Recent Sales of Unregistered Securities.
          In September 2005, we issued 10,000,000 shares of common stock to Rubin Rodriguez, then our president, in exchange for $30,000 of debt pursuant to an exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”).
          On June 21, 2007, we issued 43,000 restricted shares of common stock to a shareholder in connection with a loan made to Liberty Medical Supply, Inc. (“LMS”) pursuant to an exemption from registration provided by Section 4(2) of the Securities Act and in reliance upon Regulation D, Rule 506, promulgated under the Securities Act.
          On June 22, 2007, our board of directors authorized the issuance of 2,713,680 shares of common stock in exchange for $181,816 of our indebtedness to five persons pursuant to an exemption from registration provided by Section 4(2) of the Securities Act.
          In consideration of the acquisition (the “Acquisition”) of Liberty Medical Supply, Inc. (“LMS”) on June 22, 2007, we issued an aggregate of 25,447,956 restricted shares of our common stock to holders of common stock and convertible debt of LMS. Concurrently with the completion of the Acquisition, we issued (i) 1,312,500 restricted shares of our common stock to a broker-dealer and an investment banking firm for services to LMS, and (ii) 1,358,180 restricted shares of our common stock to Global Marketing Associates, Inc., and others, in exchange for debt prior to the Acquisition. All of the foregoing securities were issued pursuant to the exemptions from registration provided by Section 4(2) of the Securities Act and in reliance upon Regulation D, Rule 506, promulgated under the Securities Act.
          On July 12, 2007, our board of directors authorized a private placement at a price of $0.80 per unit consisting of, in the aggregate, 2,500,000 restricted shares of our common stock and warrants to purchase of up to 1,250,000 restricted shares of our common stock. The subscribers received upon the payment of the subscription price for each units, one share of our common stock for each unit subscribed for and a warrant exercisable for up to one share for every two units subscribed for. The warrants are exercisable from the date of their issuance for a period ending three years thereafter at an exercise price of $1.60 per share. We have received $1,367,503 of gross proceeds from the sale of these securities as of September 30, 2008. These securities were offered, and have been sold, to accredited investors under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506, promulgated under the Securities Act of 1933. We paid approximately $104,700 in fees and expenses in connection with this private placement. The net proceeds received from the sale of these securities will be used for working capital and other general corporate purposes.
          On February 1, 2008, our board of directors authorized a private placement of units at a subscription price of $1.00 per unit consisting of up to an aggregate of $2,500,000 in principal amount of convertible notes of our company and warrants to purchase up to 2,500,000 restricted shares of our common stock. The subscribers received, in payment of the subscription price for each unit, $1 in principal amount of notes with interest payable thereon at the rate of 12% per year, payable in one year, which notes are convertible into restricted shares of our common stock at a conversion price of $0.50 per share from the date of issuance for a period of one year, and a warrant to purchase up to one share of our common stock, exercisable from the date of its issuance for a period ending five years thereafter at an exercise price of $1.00 per share. We have received $804,000 of gross proceeds from the sale of this debt as of September 30, 2008. This debt was offered, and has been sold to accredited investors under the exemption from registration provided by Section 4(2) of the Securities Act of 1933 and Regulation D, Rule 506, promulgated under the Securities Act of 1933. We paid approximately $76,500 in fees and expenses in connection with this private placement. The net proceeds received from the sale of these securities will be used for working capital and other general corporate purposes.
          On May 22, 2008, we closed a private placement consisting of convertible notes and warrants to purchase an aggregate of 8,750,000 shares of our common stock for gross proceeds of $3.5 million to a single institutional investor, pursuant to a Securities Purchase Agreement, dated as of May 22, 2008 (the “Securities Purchase Agreement”), by and among the us, LMS, and the institutional investor. The notes are convertible into shares of our common stock at an initial conversion price of $0.80 per share, subject to adjustment, and mature on May 22, 2010. The notes are senior unsecured obligations of ours and accrue interest at the rate of 3% per annum, paid semi-annually on each November 15 and May 15. The notes are unconditionally guaranteed by LMS. The warrants have a term of 5 years and are exercisable for up to 4,375,000 share of our common stock at an exercise price $1.00 per share, subject to adjustment. The net proceeds from this private placement are being used by us to increase our advertising and sales efforts and any resulting increase in General and Administrative expenses. In connection with this private placement, we incurred expenses which included, without limitation, commissions to the placement agent, legal fees and other miscellaneous expenses, of approximately $471,000. In addition, we issued a warrant to the placement agent exercisable for up to 350,000 shares of our common stock on terms substantially similar to the warrants issued in the private placement. The conversion price of the notes will be reduced if, among other things, we issue shares of common stock or securities exercisable, exchangeable or convertible for or into shares of common stock (“common stock equivalents”) at a price per share less than both the conversion price then in effect and $0.75, subject to certain exclusions. The exercise price of the warrants will be reduced if, among other things, we issue shares of common stock or common stock equivalents at a price per share less than both the exercise price then in effect and the closing sale price of our common stock for any of the 10 consecutive trading days immediately preceding such issuance, subject to certain exclusions. The sale of the notes and the warrants was made in reliance on an exemption provided by Section 4(2) of the Securities Act.
          On October 17, 2008, we closed a private placement consisting of convertible notes and warrants for gross proceeds of $2.5 million with an institutional investor pursuant to a Securities Purchase Agreement, dated as of October 17, 2008 (the “Securities Purchase Agreement”), by and among us, as issuer, our wholly-owned operating subsidiary, Liberator Medical Supply, Inc. (“Liberator Medical Supply”), and our wholly-owned indirect subsidiary, Liberator Health and Education Services, Inc. (“Liberator Services”), as guarantors (collectively, the “Guarantors”), and the institutional investor. The notes are convertible into shares of our common stock at an initial conversion price of $0.75 per share, subject to adjustment, and mature on October 17, 2010. The notes are senior unsecured obligations of our company and accrue interest at the rate of 3% per annum, paid semi-annually on each October 15 and April 15. The notes are unconditionally guaranteed by the Guarantors. The warrants have a term of three (3) years and are exercisable for up to 1,166,667 shares of our common stock at an initial exercise price of $1.25 per share, subject to adjustment. The note and the warrants contain standard anti-dilution protection, included “weighted average” anti-dilution provisions. We are required to use the funds from the private placement to increase its advertising and sales efforts and any resulting increase in general and administrative expenses. In connection with the private placement, we incurred expenses which included, without limitation, commissions to the placement agent, legal fees and other miscellaneous expenses, of approximately $300,000. In addition, we issued a warrant to the placement agent exercisable for up to 266,667 shares of the Company’s common stock on terms substantially similar to the warrants issued in the private placement. The sale of the notes and the warrants was made in reliance on an exemption provided by Section 4(2) of the Securities Act.
Exhibit 16. Exhibits and Financial Statement Schedules.
          (a) Exhibits. The exhibits and financial statement schedules filed as a part of this Registration Statement are as follows:

Exhibit No.	Description

3.1	Articles of Incorporation of Liberator Medical Holdings, Inc. (formerly known as Cardiff Communications, Inc.), as amended by the Certificate of Amendment to Articles of Incorporation,

Exhibit No.	Description

dated August 26, 2005 and the Certificate of Amendment to Articles of Incorporation, dated June 4, 2007. (3)

3.2	Amended and Restated By-Laws of Liberator Medical Holdings, Inc. (5)

4.1	Securities Purchase Agreement, dated as of May 22, 2008, by and among Liberator Medical Holdings, Inc., Liberator Medical Supply, Inc., and the investors listed therein. (1)

4.2	Intentionally Omitted.

4.3	Form of Warrant, dated May 22, 2008. (1)

4.4	Form of Registration Rights Agreement, dated May 22, 2008, between Liberator Medical Holdings, Inc. and the investor named therein. (1)

4.5	Form of Guaranty, dated May 22, 2008, made by Liberator Medical Supply, Inc. in favor of the investor named therein. (1)

4.6	Securities Purchase Agreement, dated as of October 17, 2008, by and among Liberator Medical Holdings, Inc., as issuer, Liberator Medical Supply, Inc., and Liberator Health and Education Services, Inc., as guarantors, and the investors listed on the Schedule of Buyers attached thereto.(5)

4.7	Amended and Restated Senior Convertible Note, dated October 17, 2008, issued to Millennium Partners, L.P. (5)

4.8	Senior Convertible Note, dated October 17, 2008, issued to Millennium Partners, L.P. (5)

4.9	Warrant to Purchase Common Stock, dated October 17, 2008, issued to Ladenburg Thalmann & Co., Inc. (5)

4.10	Warrant to Purchase Common Stock, dated October 17, 2008, issued to Millennium Partners, L.P. (5)

4.11	Guaranty, dated October 17, 2008, by Liberator Health and Education Services, Inc. (5)

4.12	Guaranty, dated October 17, 2008, by Liberator Health and Education Services, Inc. (5)

4.13	Guaranty, dated October 17, 2008, by Liberator Medical Supply, Inc. (5)

4.14	Letter, dated October 17, 2008 (re: Registration Rights Agreement dated May 22, 2008). (5)

4.15	Letter, dated October 17, 2008 (re: Ladenburg, Thalmann & Co. Inc., Waiver and Amendment). (5)

4.16	Letter, dated October 17, 2008 (re: Millennium Partners, L.P., Waivers, Amendment and Restatement). (5)

4.17	Subordination Agreement, dated October 17, 2008. (5)

5.1	Opinion of Siegel, Lipman, Dunay, Shepard & Miskel, LLP as to legality of securities being offered. (4)

10.1	Lease Agreement, dated April 19, 2005, by and between Liberator Medical Holdings, Inc. and Sunshine Holdings, Inc. (3)

Exhibit No.	Description

10.2	Lease Agreement, dated December 24, 2002, by and between Liberator Medical Holdings, Inc. and Harley-Davidson of Stuart, Inc., as amended. (3)

10.3	Employment Agreement, dated December 1, 2008, by and between Liberator Medical Holdings, Inc. and Mark A. Libratore.*

10.4	Employment Agreement, dated December 1, 2008, by and between Liberator Medical Holdings, Inc. and Robert Davis.*

10.5	Employment Agreement, dated December 1, 2008, by and between Liberator Medical Holdings, Inc. and John Leger.*

14.1	Liberator Medical Holdings, Inc. Code of Conduct and Ethics. (2)

21.1	List of Subsidiaries.(3)

23.1	Consent of Berenfeld, Spritzer, Shechter & Sheer, LLP. *

23.2	Consent of Siegel, Lipman, Dunay, Shepard & Miskel, LLP (incorporated by reference to Exhibit 5.1)

24.	Powers of Attorney (3)

*	Filed herewith.

(1)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Current Report Form 8-K, filed with the Securities and Exchange Commission on May 5, 2008.

(2)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Annual Report Form 10-K for the fiscal year ended September 30, 2007, filed with the Securities and Exchange Commission filed with the Securities and Exchange Commission on January 18, 2008.

(3)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Registration Statement on Form S-1 initially filed with the Securities and Exchange Commission on July 30, 2008.

(4)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Amendment No. 1 to Registration Statement on Form S-1 filed with the Securities and Exchange Commission on September 30, 2008.

(5)	Incorporated by reference to Liberator Medical Holdings, Inc.’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on October 21, 2008

Item 17. Undertakings.
          The undersigned Registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that subparagraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by these subparagraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.
(2)	That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
     (i) If the Registrants are relying on Rule 430B,
(A)	Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or
(ii) If the Registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.
          The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
          Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Stuart, State of Florida, on the 9th day of January 2009.

Liberator Medical Holdings, Inc.
By:	/s/ Mark A. Libratore
Mark A. Libratore President and Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, the following persons in the capacities and on the dates indicated have signed this Registration Statement below.

/s/ Mark A. Libratore Mark A. Libratore	President and Chief Executive Officer (principal executive officer) and Director	January 9, 2009

/s/ Robert J. Davis Robert J. Davis	Chief Financial Officer (principal financial and accounting officer)	January 9, 2009